UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Pandora Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2101 Webster Street, Suite 1650
Oakland, CA 94612
(510) 451-4100
Dear Stockholder:
We cordially invite you to attend the Pandora Media, Inc. 2017 Annual Meeting of Stockholders, which will be held on August 7, 2017 at Cathedral of Christ the Light Event Center, Conference Room AB, 2121 Harrison St., Oakland, CA 94612 at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting. At the Annual Meeting, stockholders will vote on a number of important matters.
Our Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2016, along with a discussion and analysis of our financial results. Please take the time to review our Annual Report and to read carefully each of the proposals described in the attached Proxy Statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, you may vote by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you may vote in person. Please see the sections "If I am a stockholder of record of Pandora shares, how do I vote?" and "If I am the beneficial owner of Pandora shares held in street name, how do I vote?" in the Proxy Statement for additional instructions on how to vote your shares.
You may submit questions in advance of the Annual Meeting by email to shareholder@pandora.com, and we will respond to as many inquiries as time allows.
We will be using the "Notice and Access" method of providing proxy materials to stockholders via the Internet. This process will provide stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail on or about June 28, 2017 to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Annual Report, including our Annual Report on Form 10-K, and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of your proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.
We will provide a live webcast of the Annual Meeting from the Pandora Investor Relations website at http://investor.pandora.com. A transcript along with the audio of the entire Annual Meeting will be available on the Investor Relations website shortly after the meeting. We hope this webcast will allow those of you who are unable to attend the Annual Meeting in person to hear Pandora Media, Inc. executives discuss our results for the year ended December 31, 2016. In addition, we make available at our Investor Relations website free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.
On behalf of the Board of Directors, thank you for your continued support and ownership of Pandora Media, Inc.

Respectfully,

Naveen Chopra
Interim Chief Executive Officer
June 27, 2017

Pandora Media, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 7, 2017

TO OUR STOCKHOLDERS:

The 2017 Annual Meeting of Stockholders of Pandora Media, Inc. will be held on August 7, 2017, beginning at 9:00 a.m. Pacific Time, at Cathedral of Christ the Light Event Center, Conference Room AB, 2121 Harrison St., Oakland, CA 94612, for the following purposes:

1.	To elect the one Class III director named in the proxy statement to serve until our 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To approve an amendment to the 2014 Employee Stock Purchase Plan to increase the maximum number of shares available thereunder by 6,000,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to
eliminate the classification of the board of directors; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Our board of directors has fixed the close of business on June 21, 2017 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.
We will mail to our stockholders of record and beneficial owners on or about June 28, 2017 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2016, via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on August 7, 2017: This proxy statement, along with our Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2016, are available on the following website: http://investor.pandora.com in the "Annual Reports and Proxies" section.
All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, please vote as soon as possible.

By order of the board of directors,

Stephen Bené
General Counsel and Corporate Secretary

Oakland, California
June 27, 2017

Pandora Media, Inc.
2101 Webster Street, Suite 1650
Oakland, CA 94612
(510) 451-4100

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Pandora Media, Inc. ("Pandora") for use at our 2017 Annual Meeting of Stockholders, or at any postponement or adjournment of the meeting ("Annual Meeting").

These proxy solicitation materials are first being made available on or about June 28, 2017, together with our Annual Report on Form 10-K for the year ended December 31, 2016 ("Annual Report"), to all stockholders of record at the close of business on June 21, 2017.

ABOUT THE MEETING

When and where is the meeting being held?

Our Annual Meeting is being held on August 7, 2017, beginning at 9:00 a.m. Pacific Time, at Cathedral of Christ the Light Event Center, Conference Room AB, 2121 Harrison St., Oakland, CA 94612. Doors open at 8:30 a.m. Pacific Time.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, namely,

•	the election of the one Class III director named in this proxy statement to serve until our 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

•	the amendment of the 2014 Employee Stock Purchase Plan to increase the maximum number of shares available thereunder by 6,000,000 shares;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the board of directors; and

•	any other matters that may properly be presented at the Annual Meeting.

Who is entitled to notice of and to vote at the meeting?

You are entitled to receive notice of and to vote at our Annual Meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at the close of business on June 21, 2017, the record date for the meeting. At the close of business on that date, 242,409,363 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a paper copy of printed materials?

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. On or about June 28, 2017, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the

"Notice") containing instructions on how to access this proxy statement and our Annual Report via the Internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and may request a printed set of the proxy materials by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our Annual Meeting on the environment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in "street name"?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice will be sent directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other holder of record and bring it with you to the meeting.

What is "householding" and how does it affect me?

The Securities and Exchange Commission (the "SEC") has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as "householding," can provide extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Pandora stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in "householding."

If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Investor Relations or (3) contact our Investor Relations department by telephone at (510) 842-6960. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If I am a stockholder of record of Pandora shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone or by mail, all as described below. We recommend that you vote by proxy even if you plan to attend the Annual Meeting so that your vote will be counted even if you later decide not to attend the meeting. You can always change your vote at the meeting. The Internet and telephone voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return a written proxy card by mail. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on August 6, 2017.

By Internet:    You may submit your proxy over the Internet by going to www.proxyvote.com and completing an electronic proxy card in accordance with the instructions provided on the proxy card.

By Telephone:    If you have elected to receive printed proxy materials, you may submit your proxy by telephone in accordance with the instructions provided on the proxy card.

By Mail:    If you have elected to receive printed proxy materials, you may choose to vote by mail by marking your proxy card, dating and signing it and returning it in the postage-paid envelope provided by following the instructions on the proxy card. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to vote by mail.

In Person:    You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If I am the beneficial owner of Pandora shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote in person at the Annual Meeting (subject to obtaining a "legal proxy" as described below) or by proxy on the Internet, by telephone or by mail, by following the voting instructions you will receive from the holder of record, which is the brokerage firm, bank, broker dealer, or other similar organization holding your shares. You must follow these voting instructions to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the holder of record (your broker, bank, trustee, or nominee that holds your shares) giving you the right to vote the shares at the meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record of Pandora shares, you may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to our Corporate Secretary at Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Corporate Secretary. If you are a beneficial owner of Pandora shares, you may change your vote by submitting new voting instructions to the holder of record (your broker, bank, trustee, or nominee that holds your shares) following the instructions they provided or, if you have obtained a legal proxy from the holder of record (your broker, bank, trustee, or nominee that holds your shares) giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if I don’t give specific voting instructions?

Stockholders of Record:    If you are a stockholder of record and you indicate that you wish to vote as recommended by our board of directors, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted "FOR" the director nominee, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.

Beneficial Owner of Pandora Shares Held in Street Name:    If you are a beneficial owner of Pandora shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker, bank, trustee or other nominee will vote your shares only on those proposals on which it has discretion to vote; if your broker, bank, trustee or nominee does not have discretion to vote, your returned proxy will be considered a "broker non-vote." Broker non-votes will be considered as represented for purposes of determining a quorum but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker, bank, trustee or nominee does not have discretion to vote your shares on the non-routine matters such as the election of directors (Proposal 1), the amendment to our 2014 Employee Stock Purchase Plan (Proposal 2), and the amendment to the Company’s Amended and Restated Certificate of Incorporation (Proposal 4). However, we believe your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3).

What constitutes a quorum?

The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the Annual Meeting, either in person or by proxy. This is called a quorum for the transaction of business. On the record date, there were 242,409,363 shares of common stock issued and outstanding. Accordingly, the presence (either in person or by proxy) of the holders of common stock representing at least 121,204,682 shares will be required to establish a quorum.

Your shares will be counted for purposes of determining if there is a quorum if you properly cast your vote in person at the meeting, electronically or telephonically, or if a proxy card has been properly submitted by you or on your behalf. Votes "for" and "against," and proxies received but marked as "abstentions" and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

Proposal 1.    Directors are elected by a plurality of votes cast. This means that the nominee receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to vote will be elected as the Class III director.

Proposals 2 and 3.    The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote will be required to approve the amendment to the 2014 Employee Stock Purchase Plan (Proposal 2) and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 3).

Proposal 4.    The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding securities of the Company entitled to vote will be required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the board of directors.

If any other matter is properly submitted to the stockholders at the Annual Meeting, its adoption generally will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

How are abstentions and broker non-votes treated?

In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as negative votes for Proposal 2, Proposal 3, and Proposal 4.

If you hold your shares in "street name" through a broker, bank, trustee or other nominee, your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the election of directors (Proposal 1), the approval of the amendment to the 2014 Employee Stock Purchase Plan (Proposal 2) and the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation (Proposal 4). Therefore, if you do not give your broker, bank, trustee or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. As "broker non-votes" are not considered entitled to vote on Proposal 1 or Proposal 2, "broker non-votes" will have no effect on the outcome of these proposals other than reducing the number of shares present in person or by proxy and entitled to vote on the item from which a majority is calculated. “Broker non-votes” will count as a vote against the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation (Proposal 4).

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

"FOR" the election of the one Class III director nominee;

"FOR" the approval of the amendment to our 2014 Employee Stock Purchase Plan;

"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

"FOR" the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation.

Who will count the votes?

Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

When will the voting results be announced?

Preliminary voting results will be announced at the Annual Meeting and final results will be published in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Is Pandora paying the cost of this proxy solicitation?

Yes. We will pay the costs of printing, mailing and distributing these proxy materials and soliciting votes. We may request banks, brokers other custodians, nominees and fiduciaries to solicit their customers who own our shares and we will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation.

Is the Annual Meeting being webcast?

Yes. If you choose to listen to the webcast, go to the "Event Calendar" section of our Investor Relations website (http://investor.pandora.com) before the meeting time, and follow the instructions for downloading the webcast. If you miss the Annual Meeting, you can listen to a re-broadcast of the webcast through August 21, 2017.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTOR

Recommendation of the Board of Directors

The board of directors recommends that you vote "FOR" the election of each of the nominated directors as described below.

Class III Director Nominee

Our certificate of incorporation currently provides for a board of directors divided into three classes, designated Class I, Class II and Class III, which currently consist of three, one and one directors, respectively. The one Class III directorship is up for election at the Annual Meeting to a three-year term expiring on the date of the 2020 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. However, if stockholders approve the proposal to eliminate the classification of the board of directors, as more fully described in Proposal 4 of this proxy statement, then it is expected that all directors will stand for election to one-year terms starting at the 2018 Annual Meeting of Stockholders, and all directors will be elected thereafter for one-year terms and until their successors are elected and qualified.

Our board of directors has nominated Jason Hirschhorn for election as the Class III director at the Annual Meeting.

The nominee was selected by the board of directors upon the recommendation of the nominating and corporate governance committee. The nominee has a long record of integrity, a strong professional reputation and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of the nominee that led the board to conclude that the individual should serve as a director is described in the nominee’s biography below.

Required Vote

Directors are elected by a plurality of the votes cast. The Class III nominee who receives the most votes will be elected as the Class III director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Nominee for Class III Director (Term Expiring on the Date of the 2020 Annual Meeting of Stockholders, but see Proposal 4)

Jason Hirschhorn	Director since June 2017

Continuing Class I Directors (Terms Expiring on the Date of the 2018 Annual Meeting of Stockholders)

Roger Faxon	Director since June 2015
Timothy Leiweke	Director since April 2015
Mickie Rosen	Director since September 2015

Continuing Class II Director (Term Expiring on the Date of the 2019 Annual Meeting of Stockholders, but see Proposal 4)

Elizabeth A. Nelson	Director since July 2013

Set forth below is each director’s and the director nominee’s name and age as of the record date and his or her principal occupation, business history and public company directorships held during the past five years.

Roger Faxon, age 69, has served on our board of directors since June 2015. Since 2012, Mr. Faxon has been owner and chief executive of A&R Investments, an investment and consulting firm focused on the media and communications industries. Mr. Faxon also currently serves on the board of ITV plc, where he is a member of its nomination committee. Previously, from 1994 to 2012, Mr. Faxon held various positions at the EMI Group, a music recording and publishing company, including chief executive officer of the music publishing division and most recently as chief executive officer. From 1991 to 1994 he served as the managing director of Sotheby’s Europe, the art auction house. Mr. Faxon holds a Bachelor of Arts degree from The Johns Hopkins University, where he currently serves on its board of directors. We believe Mr. Faxon is qualified to serve on the board of directors due to his operational experience in the music industry.

Jason Hirschhorn, age 46, has served on our board of directors since June 2017. Since 2013, Mr. Hirschhorn has served as the chief executive officer and chief curator at REDEF Group, Inc., a company that creates curated information streams focused on specific industries and pop culture. Mr. Hirschhorn has had other substantial business experience, including serving as chief product officer and co-president from 2009 to 2010, of MySpace, Inc. and president of Sling Media, Inc. from 2006 to 2009. Mr. Hirschhorn also held several positions at MTV Networks Company from 2000 to 2006, including chief digital officer; senior vice president, digital music and media; senior vice president, CMT.com and VH1.com; and vice president, product development, Sonicnet. Prior to joining MTV Networks, he founded and was president and chief executive officer of Mischief New Media, Inc., which was sold to Viacom in 2000. Since 2011, Mr. Hirschhorn has served as a member of the board of directors of Metro-Goldwyn-Mayer Studios, Inc. Mr. Hirschhorn is also the chair of the digital advisory group of Sundance Institute. Mr. Hirschhorn holds a B.S. in International Business and Marketing from New York University. We believe that Mr. Hirschhorn is qualified to serve as a member of our board of directors due to his extensive experience in the music industry, new technologies and social networking.

Timothy Leiweke, age 60, has served on our board of directors since April 2015. Mr. Leiweke currently serves as the chief executive officer of Oak View Group, a Los Angeles-based entertainment advisory, development and investment company. From 2013 to 2015, Mr. Leiweke served as the president and chief executive officer of Maple Leaf Sports & Entertainment, a professional sports and commercial real estate company, which is the parent company of the Toronto Maple Leafs, Toronto Raptors, Toronto FC and the Toronto Marlies. From 1996 to 2013, he was the president and chief executive officer of Anschutz Entertainment Group (AEG), a sporting and music entertainment presenter. From 1995 to 1996, he served as president and CEO for U.S. Skiing, the nation governing body for Olympic skiing. Prior to that, he served as president of the Denver Nuggets, a professional basketball team, from 1991 to 1995. Mr. Leiweke holds an honorary doctorate from California State University. We believe Mr. Leiweke is qualified to serve on our board of directors due to his vast experience and background in the entertainment and events industry.

Elizabeth A. Nelson, age 56, has served on our board of directors since July 2013.  Ms. Nelson currently serves on the board of Nokia Corporation, a global networking company, Zendesk Inc., a leading software platform for customer service, and various private companies. Ms. Nelson currently serves as lead independent director at Zendesk, and chairs the audit committees at Nokia and Zendesk. From 1996 through 2006, Ms. Nelson served as the executive vice president and chief financial officer at Macromedia, Inc., where she also served as a director from January to December 2005. Prior to joining Macromedia, Ms. Nelson held various roles in finance and corporate development at Hewlett-Packard Company, an information technology company. Ms. Nelson’s prior public company board service includes serving as a director of Ancestry.com, an online family history company, from 2009 to 2012, of Autodesk, Inc., a design software company, from 2007 to 2010, of Brightcove, Inc., a cloud-based video company, from 2011 to 2014, of CNET Networks, Inc., an Internet media company, from 2003 to 2008, and of SuccessFactors, Inc., a provider of human resources solutions, from 2007 to 2012. Ms. Nelson holds a Master of Business Administration degree in Finance with distinction from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree from Georgetown University. We believe that Ms. Nelson is qualified to serve on our board of directors due to her broad operating and management experience in the technology industry, and her service on the boards of directors of a range of technology, internet and mobile companies.

Mickie Rosen, age 49, has served on our board of directors since September 2015. Since October 2013, Ms. Rosen has been advising Fortune 100 companies and growth and early stage startups regarding strategy and operations. From 2011 to 2013, Ms. Rosen held various positions at Yahoo!, most recently as SVP of global media & commerce, where she led the media division globally, overseeing product, design, engineering, editorial, business development, partnerships, and marketing solutions. From 2008 to 2011, Ms. Rosen was a partner with digital media venture capital firm, Fuse Capital, where she also co-founded and incubated Tecca, a service helping consumers navigate personal technologies. From 2006 to 2008, she was the SVP and GM of Entertainment for Fox Interactive Media and from 2002 to 2006, Ms. Rosen was the head of product development, marketing, and PR for Fandango. Ms. Rosen has also held executive roles with Quisic, an e-learning start-up, and The Walt Disney Company's Corporate Alliances group and, prior to those roles, was a consultant for McKinsey & Company. Ms. Rosen holds a Bachelors of Arts degree in Economics from the University of California at San Diego and a Master in Business Administration degree from Harvard Business School. We believe that Ms. Rosen is qualified to serve on our board of directors due to her strategic and operational expertise in the fields of media and consumer technology.

BOARD OF DIRECTORS

Board Composition

Our business and affairs are managed under the direction of our board of directors. The current members of the board of directors are Roger Faxon, Jason Hirschhorn, Timothy Leiweke, Elizabeth A. Nelson and Mickie Rosen.

During 2016, the members of our board of directors were Mr. Faxon, Mr. Leiweke, Ms. Nelson, Ms. Rosen and the following: (i) Brian McAndrews, who was our chief executive officer and chairperson of the board, who resigned from the board on March 25, 2016, (ii) Peter Chernin, who resigned from the board on July 20, 2016 (iii) James M.P. Feuille, who was chairperson of the board and chair of the compensation committee, who resigned from the board on May 12, 2017, (iv) Peter Gotcher, who was chair of the nominating and governance committee, who resigned from the board on May 12, 2017, (v) Anthony Vinciquerra, who resigned from the board on June 9, 2017, and (vi) Tim Westergren, who was one of our founders and succeeded Mr. McAndrews as our chief executive officer, who resigned from the board on June 27, 2017. On June 21, 2017, the board of directors appointed Mr. Hirschhorn to the board.

Our board of directors is currently divided into three classes with staggered three-year terms. Other than in the case of new directors appointed during the year, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. However, if stockholders approve the proposal to eliminate the classification of the board of directors, as more fully described in Proposal 4 of this proxy statement, then it is expected that all directors will stand for election to one-year terms starting at the 2018 Annual Meeting of Stockholders, and all directors will be elected thereafter for one-year terms and until their successors are elected and qualified.

Our directors are currently divided among the three classes as follows:

•	the Class I directors are Mr. Faxon, Mr. Leiweke and Ms. Rosen, and their terms will expire at the Annual Meeting of Stockholders to be held in 2018;

•	the Class II director is Ms. Nelson, and her term will expire at the Annual Meeting of Stockholders to be held in 2019; and

•	the Class III director is Mr. Hirschhorn, and his term will expire at the Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Board and Committee Summary

The following table shows the percentage of members as of the record date considered independent as defined by applicable NYSE and SEC rules, the number of members as of the record date, and the number of meetings held during the year ended December 31, 2016, in each case for the board and its committees.

	Independence	Members	2016 Meetings
Board of Directors	80%	5*	19
Audit Committee	100%	3	5
Compensation Committee	100%	2	6
Nominating and Corporate Governance Committee	100%	2	10
________________________________________
* After the record date, Mr. Hirschhorn joined the board of directors and Mr. Westergren resigned from the board of directors.

Board Meetings

The board of directors held 19 meetings in the year ended December 31, 2016. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all meetings of the board of directors and the meetings of each committee on which they serve and to prepare themselves for those meetings. During the year ended December 31, 2016, each of our directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by each committee on which such director served. In addition, under our corporate governance guidelines, directors are encouraged, but not required, to attend the Annual Meeting of Stockholders, and six directors attended our 2016 annual meeting of stockholders.

Board Committees

Our board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each member of these committees is independent as defined by applicable NYSE and SEC rules and each of these committees has a written charter approved by the board of directors. Under our corporate governance guidelines, committee members are appointed by the board of directors based on the recommendation of the nominating and corporate governance committee, except that members of the nominating and corporate governance committee are appointed by the independent members of the board of directors. The current members of the committees are as follows:

Director	Audit	Compensation	Nominating and Corporate Governance

Roger Faxon
Jason Hirschhorn**
Timothy Leiweke
Elizabeth A. Nelson	*
Mickie Rosen
________________________________________
* Denotes committee chairperson.
** Mr. Hirschhorn joined the board of directors in June 2017. As of the date of this proxy statement, no determination has been made as to which committee or committees of the board of directors Mr. Hirschhorn will serve.

Audit Committee.    The primary functions of the audit committee are:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

•	serving as a qualified legal compliance committee to review reports of violations of law;

•	overseeing the performance of the internal audit function;

•	establishing, overseeing and reviewing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing all related-person transactions; and

•
appointing, evaluating and ensuring the independence of the independent registered public accountants and considering and pre-approving any non-audit services proposed to be performed by the independent registered public accountants.

A detailed list of the audit committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section.

The audit committee currently consists of Mr. Faxon, Ms. Nelson, and Ms. Rosen with Ms. Nelson serving as the committee’s chairperson. During the year ended December 31, 2016, and until May 12, 2017, the audit committee consisted of Mr. Faxon, Ms. Nelson and Mr. Feuille. Our board of directors has determined that each member of the committee is "independent" as defined under the NYSE listing standards, Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and our corporate governance guidelines, and that each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that each of Mr. Faxon and Ms. Nelson is an audit committee "financial expert," as that term is defined by the applicable rules of the SEC. The audit committee held five meetings during the year ended December 31, 2016. The Report of the Audit Committee for the year ended December 31, 2016 is included below.

Compensation Committee.    The primary functions of the compensation committee are:

•	approving, or recommending to the board of directors, compensation for our executive officers;

•	evaluating the performance of our executive officers;

•	reviewing key employee compensation policies, plans and programs;

•	preparing recommendations and periodic reports to the board of directors concerning these matters; and

•	administering our equity incentive plans.

A detailed list of the compensation committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section.

The compensation committee currently consists of Messrs. Faxon and Leiweke. During the year ended December 31, 2016, and until May 12, 2017, the compensation committee consisted of Mr. Feuille, Mr. Gotcher and Mr. Leiweke. On May 12, 2017, Mr. Feuille, the then-serving committee chairperson, resigned from the board of directors. The board of directors plans to appoint a new chairperson of the compensation committee after the Annual Meeting. Our board of directors has determined that each member of the committee is "independent" within the meaning of the NYSE listing standards and our corporate governance guidelines. The compensation committee held six meetings during the year ended December 31, 2016. The Report of the Compensation Committee for the year ended December 31, 2016 is included below. The compensation committee has full authority to determine and approve executive officer compensation. It may delegate some of its authority to a sub-committee but may not delegate authority with respect to executive officer compensation except to an independent committee. For further information about the compensation committee’s process for determining executive compensation, including the role of the compensation committee's independent consultant, Compensia, Inc., see "Executive Compensation—Compensation Discussion and Analysis" below.

Nominating and Corporate Governance Committee.    The primary functions of the nominating and corporate governance committee are:

•	recommending persons to be selected by the board as director nominees and to fill any vacancies on the board of directors;

•	considering and recommending to the board of directors qualifications for directors and policies concerning the term of office of directors and the composition of the board of directors;

•	approving or recommending to the board of directors compensation of non-employee directors; and

•	considering and recommending to the board of directors other actions relating to corporate governance.

A detailed list of the nominating and corporate governance committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section.

The nominating and corporate governance committee currently consists of Ms. Nelson and Ms. Rosen. During the year ended December 31, 2016, and until May 12, 2017, the nominating and corporate governance committee consisted of Mr. Gotcher, Ms. Nelson and Ms. Rosen. On May 12, 2017, Mr. Gotcher, the then-serving committee chairperson, resigned from the board of directors. The board of directors plans to appoint a new chairperson after the Annual Meeting. As a result of the concurrent resignations of Mr. Gotcher and Mr. Feuille, the Board constituted a working group of directors, led by Mr. Leiweke, to engage in a search for additional board candidates. That search is on-going. Once the working group has concluded its search, responsibility for identifying and recommending board nominees on an on-going basis will return to the committee. Our board of directors has determined that each member of the committee is "independent" within the meaning of the NYSE listing standards and our corporate governance guidelines. The nominating and corporate governance committee held ten meetings during the year ended December 31, 2016.

2016 Director Compensation

Cash Retainer.    During the year ended December 31, 2016, each of our non-employee directors received (a) an annual retainer of $40,000 for serving as a member of our board of directors and (b) each of the applicable annual retainers set forth below for serving as our lead independent director, non-employee chairperson or as a member or as a chair of one or more of the committees of our board of directors.

Position	Annual Retainer ($)
Lead Independent Director	20,000
Non-Employee Chairperson of the Board	20,000
Annual Committee Member Retainers:
Audit Committee	12,500
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Additional Annual Retainers for Committee Chairs:
Audit Committee	25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	10,000

Equity Awards.    During the year ended December 31, 2016, on the date of our annual stockholder meeting, each of our non-employee directors received a restricted stock unit award with the number of restricted stock units ("RSUs") determined by dividing $200,000 by the trailing 30-day average stock price as of the first day of the month that included the grant date. The trailing 30-day average stock price as of June 1, 2016 was $10.26 and the non-employee directors received an award of 19,494 RSUs on June 1, 2016. Newly elected non-employee directors receive an RSU award equivalent to the pro-rated value of the annual RSU award given to the continuing non-employee directors. These equity awards were scheduled to vest on the earlier of June 1, 2017, the date of the 2017 annual meeting of stockholders or a change in control.

Mr. Vinciquerra received an RSU award of 25,585 RSUs on March 23, 2016, the day he joined our board as a non-employee director, and did not receive a stock grant on the date of our annual meeting. The value of Mr. Vinciquerra's equity award is pro-rated based on 14 months of service as a director and determined based on the trailing 30-day average stock price as of March 1, 2016, which was $9.12. This equity award was scheduled to vest on the earlier of June 1, 2017, the date of the 2017 annual meeting of stockholders or a change in control.

Since 2013, we have maintained equity ownership guidelines for our non-employee directors equal to 300% of their annual cash retainer. As of December 31, 2016, all of our non-employee directors were in compliance with our equity ownership guidelines, taking into account the value of their outstanding RSU awards.

Director Compensation Table.    The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(3) ($)	Total ($)
Peter Chernin(4)	22,151	234,708	—	256,859
Roger Faxon	52,500	234,708	—	287,208
James M.P. Feuille(5)	82,952	234,708	—	317,660
Peter Gotcher(5)	62,212	234,708	—	296,920
Timothy Leiweke	47,500	234,708	—	282,208
Elizabeth A. Nelson	70,000	234,708	—	304,708
Mickie Rosen	45,000	234,708	—	279,708
Anthony Vinciquerra(6)	31,123	252,780	—	283,903
_________________________________

(1)
Under applicable SEC rules, we have omitted Messrs. McAndrews and Westergren, who each served as directors in 2016, as they also served as executive officers and did not receive additional compensation for services provided as directors.

(2)
The amount reflects the aggregate grant date fair value of the awards granted during the year ended December 31, 2016, computed in accordance with FASB ASC Topic 718. There can be no assurance that awards will vest (in which case no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value. The aggregate grant date fair value for RSU awards is determined using the closing price of our common stock on the date of the grant. Each of the stock awards for Messrs. Chernin, Faxon, Feuille, Gotcher, Leiweke and Mmes. Nelson and Rosen granted in the year ended December 31, 2016 represents 19,494 RSUs granted on June 1, 2016 when the closing price of our stock was $12.04. The stock award for Mr. Vinciquerra granted in the year ended December 31, 2016 consists of 25,585 RSUs granted on March 23, 2016 when the closing price of our stock was $9.88.

(3)
As of December 31, 2016, none of our non-employee directors held outstanding stock options and each non-employee director held the following number of unvested stock awards: Mr. Chernin: none; Mr. Faxon: 19,494 RSUs; Mr. Feuille: 19,494 RSUs; Mr. Gotcher: 19,494 RSUs; Mr. Leiweke: 19,494 RSUs; Ms. Nelson: 19,494 RSUs; Ms. Rosen: 19,494 RSUs and Mr. Vinciquerra: 25,585 RSUs.

(4)
Mr. Chernin resigned from our board as a non-employee director on July 20, 2016. The RSU award made to Mr. Chernin on June 1, 2016 terminated upon his resignation and the shares granted under the award, all of which were unvested, were forfeited.

(5)	On May 12, 2017, Mr. Feuille and Mr. Gotcher each resigned from the board of directors effective immediately.

(6)	Mr. Vinciquerra joined our board as a non-employee director on March 23, 2016. On June 9, 2017, Mr. Vinciquerra resigned from the board effective immediately.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has approved corporate governance guidelines for Pandora, which are available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section. These corporate governance guidelines establish the practices of our board of directors with respect to:

•	Board composition and size;

•	Director qualifications and responsibilities;

•	Board meetings and agenda, including meetings of non-management directors;

•	Board leadership structure;

•	Board committees;

•	Board member access to management and independent advisors;

•	Director compensation;

•	Director orientation and continuing education;

•	Management evaluation and management succession; and

•	Performance evaluation of the board of directors, its committees and individual directors.

The nominating and corporate governance committee is responsible for overseeing compliance with our corporate governance guidelines, reviewing and reassessing the adequacy of the guidelines at least annually and recommending any proposed changes to our board of directors.

Board Leadership Structure

Our board of directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. All of our current board members are independent directors under NYSE listing standards, SEC rules and our corporate governance guidelines; our standing board committees (Audit, Compensation and Nominating and Corporate Governance) are comprised solely of and chaired by independent directors; and, our independent directors meet in regularly scheduled executive sessions without management in connection with our regularly scheduled meetings of the board of directors.

Our board of directors is responsible for determining its leadership structure. The board of directors believes that our company and our stockholders are best served by maintaining the flexibility to have any person serve as chairperson of the board based on what is in the best interests of our company and our stockholders at a given point in time, and therefore the board of directors does not support placing restrictions on who may serve as its chairperson. Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when the chief executive officer serves as the chairperson of the board, or if the chairperson of the board is not otherwise independent.

Our previous chief executive officer and president, Mr. McAndrews, served as chairperson of the board from September 2013 until his resignation in March 2016. In June 2015, the independent members of our board of directors appointed Mr. Gotcher as lead independent director to preside over periodic executive sessions of our independent directors, serve as a liaison between our then-chairperson and the independent directors and perform such additional duties as set forth in our corporate governance guidelines and as our board of directors may otherwise determine and delegate. Mr. Gotcher served as lead independent director until the appointment of Mr. Feuille as chairperson of the board in March 2016. Mr. Gotcher succeeded Robert Kavner, an independent director whose term expired in June 2015 and who served as our lead independent director from March 2010 to June 2015. On May 12, 2017, Mr. Feuille and Mr. Gotcher each resigned from the board of directors effective immediately. The board of directors plans to appoint a new independent chairperson or lead independent director after the Annual Meeting.

Our board of directors regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the chairperson of the board and the lead independent director, when applicable, based upon the needs of our company to provide effective, independent oversight of management performance.

The Board’s Role in Risk Oversight

While Pandora’s management is responsible for the day-to-day supervision of risks facing our company, the board of directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. The board of directors’ oversight areas of focus include, but are not limited to succession planning for our chief executive officer and other members of senior management, managing our long-term growth and strategic and operational planning.

The board of directors has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. For example, the audit committee coordinates the board of directors’ oversight of our company’s internal control over financial reporting and disclosure controls and procedures and periodically reports to the board of directors on any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the independence and performance of our independent auditor and the performance of the internal audit function. In addition, the compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the board of directors (as further described under "Corporate Governance—Board Leadership Structure"). Our board of directors is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full board of directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has, at any time during the year ended December 31, 2016, been an officer or employee of Pandora. During the year ended December 31, 2016, none of our executive officers served on the compensation committee or board of any other company whose executive officers serve as a member of our board or compensation committee, and no compensation committee member had any relationship requiring disclosure under Item 404 of Regulation S-K.

Director Independence

As required by the NYSE listing standards and our corporate governance guidelines, a majority of the board of directors is "independent" within the meaning of such standards and guidelines. The board of directors is required to make an affirmative determination at least annually as to the independence of each director. If the Class III director nominee is elected at the Annual Meeting, the board of directors will be composed of five independent directors. The board determined that each of the following current and former directors met the standards of independence under the applicable NYSE listing standards and our corporate governance guidelines: Mr. Chernin, Mr. Faxon, Mr. Feuille, Mr. Gotcher, Mr. Leiweke, Ms. Nelson, Ms. Rosen and Mr. Vinciquerra; and that, therefore, all directors who served during the year ended December 31, 2016 on the audit, compensation and nominating and corporate governance committees were independent under the NYSE listing standards.

Under our corporate governance guidelines, executive sessions of independent directors are held in connection with regularly scheduled meetings of the board of directors and at other times as necessary, and are chaired by the lead independent director or chairperson of the board (if the chairperson is an independent director). Our independent directors confer after each regularly scheduled meeting of the board of directors to discuss the need for executive sessions and held four executive sessions during the year ended December 31, 2016.

Director Nominations

General Criteria and Process

The nominating and corporate governance committee is normally responsible for identifying, reviewing and evaluating candidates to serve on our board of directors and reports to the board of directors regarding its conclusions and recommendations. As a result of the concurrent resignations of Mr. Gotcher and Mr. Feuille, in May 2017, the Board constituted a working group of independent directors, led by Mr. Leiweke, to engage in a search for additional board candidates. That search is on-going. Once the working group has concluded its search, responsibility for identifying and recommending board nominees on an on-going basis will return to the committee. In identifying and evaluating director nominees, the nominating and corporate governance committee, and the current working group led by Mr. Leiweke, will consider the membership criteria approved by the board of directors and described below, taking into account potential conflicts of interest, the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations, NYSE listing standards or our corporate governance guidelines, as well as the current challenges and needs of the board of directors. In evaluating director nominees, the nominating and corporate governance committee, and the current working group led by Mr. Leiweke, evaluates all candidates under consideration as it deems appropriate.

The nominating and corporate governance committee charter requires that the committee recommend, and that the board of directors approve, criteria for the selection of candidates to the board of directors and its committees. The nominating and corporate governance committee and the board of directors have established the following criteria for board of directors and committee membership:

•	review of each director’s core competencies, independence, level of commitment, qualities, performance and professional responsibilities;

•
the composition of the board of directors and committees in light of the current challenges and needs of the board of directors and its committees, including issues of judgment, diversity, age, skills, background and experience;

•	each director’s tenure and whether new perspectives are adequately represented on the board of directors; and

•	the impact of any change in the principal occupation of existing directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria. Rather, the board of directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of judgment, diversity of skills and background, age, prior performance and experience that will allow the board of directors to fulfill its responsibilities.

Stockholder Nominations and Bylaw Procedures

Stockholders may nominate directors for election at our Annual Meeting of Stockholders by following the provisions set forth in our bylaws, including giving timely notice to our Corporate Secretary at Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Corporate Secretary. The notice must include information specified in our bylaws, including information concerning the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and information about the stockholder’s ownership of and agreements related to our stock. The deadline for timely receiving stockholder nominations is disclosed elsewhere in this proxy statement under the caption "Stockholder Proposals for the 2018 Annual Meeting."

At this time, our nominating and corporate governance committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. The board of directors does not believe that a formal policy is merited because the evaluation of potential members of the board of directors is by its nature a case-by-case process based on the composition of the board of directors and the needs and status of our company at the time. Accordingly, the board of directors, or upon delegation, the nominating and corporate governance committee, would consider any such recommendations on a case-by-case basis in their discretion, and, if accepted for consideration, would evaluate any such nominee based on the membership criteria set forth under "Corporate Governance—Director Nominations—General Criteria and Process" above.

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the board of directors or specific members of the board of directors may do so by writing to: Pandora Media, Inc., 2101 Webster St., Suite 1650, Oakland, CA 94612, Attn: General Counsel, noting the name and address of the stockholder on whose behalf the communication is sent and the number of shares of Pandora stock that are owned beneficially by such stockholder as of the date of the communication.

Pursuant to our stockholder communications policy, a copy of which is available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section, the General Counsel reviews all correspondence received by Pandora and addressed to members of the board of directors and submits to the appropriate members of the board of directors all correspondence that, in the opinion of the General Counsel, warrants the members’ attention. The General Counsel also provides the board of directors a report on a quarterly basis of any stockholder communications received for which the General

Counsel has determined no response is necessary. The General Counsel may also, where the nature of a communication warrants, determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a director, an independent advisor or Pandora management.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our Investor Relations website (http://investor.pandora.com) in the "Governance" section. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Transactions in Company Securities

We prohibit all of our employees, including our directors and officers, from trading equity derivatives, such as options, related to our stock and engaging in short sales or otherwise engaging in hedging or pledging transactions with respect to our securities without prior approval from our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our common stock by each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. This information is as of June 5, 2017, except as otherwise indicated in the notes to the table. Amounts reported under "Number of Shares of Common Stock Beneficially Owned as of June 5, 2017" include the number of shares subject to RSUs and stock options that become exercisable or vest within 60 days of June 5, 2017 (which are shown in the columns to the right). Our named executive officers are the CEO, the CFO, and the three other most highly compensated executive officers in a particular year, as well as former executive officers who meet such criteria during the year.

Shares issuable pursuant to RSUs and stock options are deemed outstanding for computing the percentage of the person holding such RSUs or options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership is based on 242,212,328 shares of common stock outstanding as of June 5, 2017.

Unless otherwise indicated, the address for each listed stockholder is: c/o Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California, 94612. To our knowledge, except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed, and no person or entity is the beneficial owner of more than 5% of the voting power of our common stock.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of June 5, 2017(1)	Percent of Class		Number of Shares Subject to Options Exercisable as of June 5, 2017 or Which Become Exercisable Within 60 Days of This Date	Number of RSUs That Vest Within 60 Days of June 5, 2017
Greater than 5% Stockholders:
Matrix Capital Management Company LP (2)	23,310,216	9.62%		—	—
Corvex Management LP(3)	20,762,824	8.57%		—	—
The Vanguard Group, Inc.(4)	17,229,855	7.11%		—	—
Entities affiliated with Waddell & Reed Financial, Inc.(5)	13,919,032	5.75%		—	—
Steven A. Cohen (6)	12,931,632	5.19%		—	—
Directors and Named Executive Officers:
Sara Clemens (7)	83,715	*		—	—
Roger Faxon	30,376	*		—	—
Dave Gerbitz	48,692	*		48,750	—
Michael Herring (8)	149,897	*		951,491	—
Timothy Leiweke	43,798	*		—	—
Brian McAndrews (9)	—	—		—	—
Elizabeth Nelson	46,524	*		—	—
Chris Phillips	60,753	*		—	—
Mickie Rosen	26,849	*		—	—
John Trimble	93,716	*		194,229	—
Tim Westergren(10)(11)	1,174,637	1.76%		3,151,240	—
Anthony Vinciquerra(12)	25,585	*		—	—
Directors and Officers as a Group (16 persons) (7) (8) (9) (10) (12) (13)	1,916,044	2.59%	(14)	4,394,626	—
_________________________________________________________
* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Information based on the most recently available Schedule 13G filed with the SEC on February 10, 2017 by Matrix Capital Management Company, LP ("Matrix Capital") and its managing general partner, Mr. David E. Goel. Matrix Capital, in its capacity as an investment adviser, and Mr. Goel reported that they beneficially own 23,360,216 shares, and share voting and dispositive power with respect to such shares. In addition to the shares included in this table, Matrix Capital and Mr. Goel may be deemed to beneficially own 11,643,441 call options exercisable for shares of common stock, which will only become exercisable on the later of an outside date and receipt of regulatory approval. The address for Matrix Capital and Mr. Goel is 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(3)
Information based on the most recently available Schedule 13D/A filed with the SEC on February 16, 2017 by Corvex Management LP ("Corvex") and its general partner, Mr. Keith Meister. Corvex, in its capacity as an investment adviser, and Mr. Meister reported that they may be deemed to beneficially own 20,762,824 shares, and have sole voting and dispositive power with respect to such shares. The address for Corvex and Mr. Meister is 667 Madison Avenue, New York, NY 10065.

(4)
Information based on the most recently available Form 13F filed with the SEC on May 12, 2017 by The Vanguard Group, Inc. ("Vanguard"). Vanguard reported that, in its capacity as an investment adviser, it may be deemed to beneficially own 17,229,855 shares, of which it has sole dispositive power with respect to 17,085,215 shares, shared dispositive power with respect to 144,640 shares, shared voting power with respect to 23,771 shares and sole voting power with respect to 133,305 shares. These beneficially owned shares include 120,869 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, and 23,771 shares beneficially owned by Vanguard Investments Australia, Ltd, a wholly-owned subsidiary of Vanguard. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)
Information based on the most recently available Form 13F filed with the SEC on May 15, 2017 by Waddell & Reed Financial, Inc. ("Waddell & Reed"). Waddell & Reed has sole voting power and shared dispositive power with respect to 13,919,032 shares. These beneficially owned shares include shares beneficially owned by Waddell & Reed Financial Services, Inc. ("WRFS"), Waddell and Reed, Inc. ("WRI") and Waddell & Reed Investment Management Company ("WRIMC"), with each having sole voting power and shared dispositive power with respect to 4,993,561 shares of common stock, and Ivy Investment Management Company ("IIMC"), having sole voting power and shared dispositive power with respect to 8,925,471 shares of common stock. The address of the entities affiliated with Waddell & Reed is 6300 Lamar Avenue, Overland Park, KS 66202.

(6)
Information based on the most recently available Schedule 13G filed with the SEC on May 11, 2017 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and Steven A. Cohen, reported that Point72 Asset Management and Point72 Capital Advisors Inc. may be deemed to beneficially own 12,558,792 shares, Cubist Systematic Strategies may be deemed to beneficially own 372,840 shares and Mr. Cohen may be deemed to beneficially own 12,931,632 shares, in each case for which such reporting person shares voting and dispositive power with respect to such shares. Includes 9,995,900 shares subject to call options held by an investment fund managed by Point72 Asset Management. The address of Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902 and Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173.

(7)	Includes beneficial ownership information for Ms. Clemens, although she was no longer an executive officer as of December 16, 2016.

(8)	Includes beneficial ownership information for Mr. Herring, although he was no longer an executive officer as of June 27, 2017.

(9)	Includes beneficial ownership information for Mr. McAndrews, although he was no longer an executive officer as of March 25, 2016.

(10)	Includes beneficial ownership information for Mr. Westergren, although he was no longer an executive officer as of June 27, 2017.

(11)	Includes 106,294 shares of common stock held by the Mandawa Trust u/a dated 9/26/2011. Mr. Westergren is a co-trustee of this trust.

(12)	Includes beneficial ownership information for Mr. Vinciquerra, although he resigned from the board of directors effective June 9, 2017.

(13)	Excludes beneficial ownership information for Mr. Hirschhorn, who joined the board of directors after June 5, 2017.

(14)
Based upon 243,455,714 shares of common stock, which represents the sum of shares of common stock outstanding as of June 5, 2017, shares subject to options exercisable within 60 days of June 5, 2017 and RSUs that vest within 60 days of June 5, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we generally assist our executive officers and certain directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf. Based solely on our review of copies of any Section 16(a) forms received by us or written representations that no other reports were required, we determined that no executive officers, director or beneficial owner of more than ten percent of our common stock failed to file a report on a timely basis during the year ended December 31, 2016, except for a late Form 4 filed by James Feuille to report an award of RSUs dated June 6, 2016.

MANAGEMENT

Our executive officers, their ages as of the record date and their current positions are as follows:

Name	Age	Position

Naveen Chopra	43	Interim Chief Executive Officer and Chief Financial Officer
Stephen Bené	53	General Counsel and Corporate Secretary
David Gerbitz	46	Executive Vice President, Revenue Operations
Christopher Phillips	42	Chief Product Officer
Kristen Robinson	54	Chief Human Resources Officer
John Trimble	53	Chief Revenue Officer

Naveen Chopra has served as our interim chief executive officer since June 2017 and as our chief financial officer since February 2017. Mr. Chopra served as the interim chief executive officer and chief financial officer at TiVo, Inc., the company that invented the digital video recorder, from January 2016 until TiVo was acquired by Rovi Corporation in September 2016. From 2012 to 2016, Mr. Chopra served as chief financial officer and senior vice president, corporate development and strategy at TiVo, where he was responsible for overseeing TiVo’s accounting and financial reporting, planning, tax, treasury, mergers and acquisitions, business development, and strategy functions. Mr. Chopra joined TiVo in 2003 as director, business development, and later served as vice president, business development, before being promoted to senior vice president, corporate development and strategy. Since July 2014, Mr. Chopra has served on the board of directors of Vonage Holdings Corp., where he is a member of its audit committee and compensation committee. He holds bachelor degrees in computer science and economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Stephen Bené has served as our general counsel and corporate secretary since October 2014. Mr. Bené served as senior vice president, general counsel and corporate secretary at Electronic Arts Inc., a video game developer and publisher, from October 2004 to June 2014. Prior to that, Mr. Bené was a staff attorney at Electronic Arts and an associate at the law firm of Fenwick & West LLP. Mr. Bené currently serves on the board of directors of menuMe, Inc., a restaurant menu application and website. Mr. Bené holds a Juris Doctor from Stanford Law School and a Bachelor of Science degree in Mechanical Engineering from Rice University.

David Gerbitz has served as our executive vice president, revenue operations since July 2014 and became an executive officer in January 2016. From 2013 to 2014, Mr. Gerbitz was the vice president of global mid-market and small medium business sales at Yahoo!, a digital media and advertising company. Prior to that, Mr. Gerbitz served as vice president of client service operations and account management in North America at Yahoo! from 2011 to 2013. Mr. Gerbitz has also held a variety of leadership positions at Microsoft and Amazon.com. Mr. Gerbitz holds a Bachelor of Arts degree in Organization Communications from the University of Minnesota.

Christopher Phillips has served as our chief product officer since October 2014. Prior to that, from January 2012 to October 2014, Mr. Phillips was director of product management and user experience for Amazon Digital Music at Amazon. From April 2004 to December 2011, Mr. Phillips served as director of Apple QuickBooks product management, marketing and user experience for Intuit. Mr. Phillips holds a Bachelor of Science, Business Administration degree from The Ohio State University, Max M. Fisher College of Business.

Kristen Robinson has served as our chief human resources officer since March 2014 and became an executive officer in January 2016. From 2010 to 2013, Ms. Robinson was the SVP global human resources at Yahoo!, where she led the company's global HR centers of excellence and international HR teams. Prior to that, Ms. Robinson held various positions at Hewlett-Packard, Agilent Technologies, and served as the chief HR officer of Verigy. Ms. Robinson holds an MBA from Northwestern University's Kellogg School of Management and a Bachelor of Science degree in Accounting from Boston College.

John Trimble has served as our chief revenue officer since March 2009. Prior to joining us, Mr. Trimble was the executive vice president of sales at Glam Media, a media company, from 2007 to 2009. From 2002 to 2007, Mr. Trimble served as senior vice president of advertising sales for Fox Interactive Media, a provider of internet media management and content broadcasting services. Prior to that, Mr. Trimble also served as director of sales for the Sports Illustrated website, SI.com, and as vice president of sales for Phase2 Media, a men’s vertical advertising network. Mr. Trimble holds a Bachelor of Arts degree in Political Science from St. Lawrence University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our compensation philosophy, the processes that the compensation committee of the board of directors (the "Committee") uses to set executive compensation, and the significant components of our executive compensation packages for each of our CEO, CFO and other "named executive officers" or "NEOs". Our 2016 NEOs are:

Name	Title

Tim Westergren	Former Chief Executive Officer
Michael Herring	Former President and Chief Financial Officer
David Gerbitz	Executive Vice President, Revenue Operations
Chris Phillips	Chief Product Officer
John Trimble	Chief Revenue Officer
Brian McAndrews	Former Chief Executive Officer
Sara Clemens	Former Chief Operating Officer

On March 25, 2016, Mr. McAndrews stepped down as chief executive officer and our board of directors named Tim Westergren as his successor. Also on March 25, 2016, Ms. Clemens was promoted from chief strategy officer to chief operating officer and Mr. Herring, our chief financial officer, took on the additional role of president.

On December 16, 2016, Ms. Clemens resigned as chief operating officer, but remained employed by the Company for a transition period that ended on February 1, 2017. Mr. Herring served as our principal financial officer for all of 2016, and stepped down from that role on February 28, 2017, upon the hiring of his successor. Effective June 27, 2017, Mr. Herring no longer served as president.

On June 27, 2017, Mr. Westergren stepped down from both his position as chief executive officer and from the board of directors of the Company. The Company has commenced a search for a successor to Mr. Westergren, and our board of directors appointed Mr. Chopra, the Company’s current chief financial officer, as interim chief executive officer, effective June 27, 2017.

Section 1 – Summary and Highlights

Business Summary and Financial Highlights

In 2016, we launched Pandora Plus, unveiled Pandora Premium, and continued to grow our ad-supported business. We currently provide the Pandora service through three models:

•
Ad-Supported Service. Our ad-supported Pandora service allows listeners to access our music and comedy catalogs and personalized playlist generating system for free across all of our delivery platforms. Listeners can obtain more features, such as skips and the ability to replay tracks, by watching an advertisement.

•
Subscription Service—Pandora Plus. Pandora Plus is a paid, ad-free subscription version of the Pandora service that includes replays, additional skipping, offline listening, higher quality audio on supported devices and longer timeout-free listening.

•
Subscription Service—Pandora Premium. Our on-demand subscription service, Pandora Premium, launched to select listeners on March 15, 2017, with general availability in the United States on April 18, 2017. Pandora Premium is a paid, ad-free version of the Pandora service that offers a unique, on-demand experience, providing users with the ability to search, play and collect songs and albums, build playlists on their own or with the tap of a button and automatically generates playlists based on the user’s listening activity. The features of Pandora Plus are also included in Pandora Premium.

A few of our 2016 financial highlights include:

•	For 2016, total revenue was $1.38 billion, a 19% year-over-year increase on a GAAP basis;

•	Advertising revenue was $1.07 billion, a 15% year-over-year increase; and

•	Total listener hours grew 4% to 21.96 billion for the full year.

We also executed on important strategic business initiatives, including:

•	The signing of direct license agreements with major and independent labels, publishers and composers that allow us to provide the new and improved products described above.

•	The integration of personalized concert notifications within Pandora's apps for iOS and Android, along with easy access to ticket purchasing.

•
The launch of the next generation of our Artist Marketing Platform, a powerful evolution of Pandora’s unique suite of marketing tools that includes Artist Audio Messages, Featured Tracks and AMPcast. The redesigned platform makes it easier and faster for artists to grow an audience, track progress and connect with fans on Pandora.

•
The partnership with Questlove to premiere Questlove Supreme, a three-hour show curated and produced by the four-time Grammy winner. The show is a weekly ride through the global musical landscape featuring adventurous music selections, compelling conversations and revealing interviews with music lovers from the entertainment industry and beyond.

Compensation Program Highlights and Philosophy

Pandora is the world's most powerful music discovery platform, offering a personalized experience for each of our listeners wherever and whenever they want to listen to music—whether through earbuds, car speakers or live on stage. Our vision is to be the definitive source of music discovery and enjoyment for billions. In order to execute on this ambitious vision, we must hire people who are smart, self-motivated and passionate about the work they do at Pandora. As a technology and media company headquartered in the San Francisco Bay Area, with offices across the U.S. in markets such as New York, Chicago, Dallas and Los Angeles, we compete in vibrant and extremely competitive talent markets for the best talent with large, established companies, and with high-potential start-ups. While this challenging talent market continues to be a factor that influences our compensation-related decisions, it is only one of many factors that our Committee considers.

Our Committee follows a philosophy and process in making its compensation decisions. The Committee has designed our compensation program for all Pandora employees, including our NEOs, to support three main goals:

•	Attract highly sought-after talent in competitive markets;

•	Pay for performance; and

•	Align employee and stockholder interests.

These are foundational elements of how we think about compensation at Pandora. We put the pay-for-performance philosophy into practice by tying a portion of compensation for Pandora employees at all levels to company performance. With our most senior executives, more than a half of their overall target pay is variable and tied to performance—both operational and stock price performance—reflecting their heightened ability to directly impact performance in the near- and long-term.

The compensation program for our executives is made up of three primary components: base salary, variable cash incentives based on annual performance goals, and long-term equity incentives. The details of these components of pay are explained below in "Section 3—Elements of Pay".

Key 2016 Compensation Decisions

Our Committee made important compensation decisions in 2016 to further our commitment to our pay-for-performance strategy and to build long-term stockholder value:

•
In an effort to further link pay and performance, we increased the percentage of performance-based equity granted to our NEOs from 40% of total equity granted in 2015 to 50% of total equity granted during 2016, and created a new kind of Performance Award linked to a $20 stock price target. We also increased the value of the equity grants we made to our NEOs in 2016 relative to 2015 in order to encourage executive stability during our CEO transition.

◦
In 2016, our equity grants to NEOs include Performance Awards consisting of stock-settled performance-based RSUs ("PSUs") that vest based on Pandora’s stock price performance during a four-year performance period. Specifically, the PSUs only vest when the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on a given vesting date. Our CEO and our other NEOs (excluding Mr. McAndrews) received equity grants with a 1:1 ratio of PSUs to time-based RSUs. The details of these PSUs are explained below in "Section 3—Elements of Pay—Long-term Equity Incentives".

◦
The first potential vesting date for the 2016 Performance Awards occurred on February 15, 2017. The 90-day trailing average of Pandora’s stock price was below $20 as of such date, which resulted in our NEOs receiving no shares under the 2016 Performance Award at this vesting date.

•	Our Committee modified our equity granting practices by setting an overall equity budget that takes into account our growth and expansion efforts.

◦
Based on extensive data-gathering and analysis, the Committee revised the equity guidelines (both new-hire and annual grant guidelines) for all employees to refine its approach to considering stock price fluctuations, expected usage and compensation practices.

2016 Target and Realizable Compensation

The amount of realizable compensation for our NEOs varies significantly based on overall Pandora performance. As of December 31, 2016, our CEO’s aggregate 2014, 2015 and 2016 "Realizable Pay" is approximately 78% of the reported "Target Pay". For each of 2014 and 2015, the chart below refers to the full-year compensation of our former CEO, Brian McAndrews. For 2016, the full-year compensation is that of our CEO, Tim Westergren.
Target Pay – consists of base salary, target cash bonus amount and the "fair value" at grant of equity awards (i.e., Black-Scholes for stock options, the closing price of our common stock on the date of the grant for RSUs, or a Monte Carlo simulation model for 2015 MSUs and 2016 Performance Awards), excluding other compensation paid.

Realizable Pay – consists of base salary, actual bonus paid and the "in-the-money" value of all outstanding equity awards granted during the year using the closing price of our common stock on December 31, 2016 ($13.04), excluding other compensation paid. Realizable Pay includes the value of both the vested and unvested portions of all outstanding equity awards. Unvested 2015 MSUs are valued as if all performance periods concluded on December 31, 2016, with our relative TSR performance measured as of such date. Because the relative TSR performance was 0% for the period, no value was assigned to the 2015 MSUs. Unvested 2016 Performance Awards are valued as if all performance periods concluded on December 31, 2016, with the 90-day trailing average of Pandora’s stock price measured as of such date. Because the 90-day trailing average did not equal or exceed $20, no value was assigned to the 2016 Performance Awards.

Stock Price – reflects the change in the value of Pandora common stock from December 31, 2014 ($17.83) to December 31, 2016 ($13.04).

Components of Target Pay and Realizable Pay

This table outlines key details of each incentive compensation component that contributed to the CEO’s Target Pay and Realizable Pay for 2014, 2015 and 2016. For 2014 and 2015, the table below shows the compensation of our former CEO, Brian McAndrews. For 2016, the compensation is that of our CEO, Tim Westergren.

Year	Base Salary ($)		Target Bonus ($)		Restricted Stock Units ($)	2015 Market Stock Units ($)		2016 Performance Awards ($)		Stock Options ($)	Total ($)
2014 Target	500,000		500,000	(1)	—	—		—		—	1,000,000
2014 Realizable	500,000		455,000		—	—		—		—	955,000
2015 Target	545,833		550,000	(1)	4,034,100	1,538,519		—		—	6,668,452
2015 Realizable	545,833		385,550		3,325,200	—	(2)	—		—	4,256,583
2016 Target	486,875	(3)	375,000	(1)	2,155,000	—		1,257,500		—	4,274,375
2016 Realizable	486,875	(3)	315,000		3,260,000	—		—	(4)	—	4,061,875
___________________________________________________

(1)
Salary increases for our NEOs are effective as of February 1 each year. Target bonuses for the year are based on a percentage of the new base salary, if any, multiplied by the target bonus percentage. As a result, the base salary amounts presented above differ from the annualized base salaries presented in Section 3—Elements of Pay—Base Salary, and the target bonus amounts may exceed 100% of the base salary amounts presented above. See "Section 3 – Elements of Pay—Variable Cash Incentives" for additional information.

(2)
The 255,000 MSUs granted to Mr. McAndrews are valued as if all performance periods concluded on December 31, 2016, with our relative TSR performance measured as of such date. The 2015 MSUs had no realizable value as of December 31, 2016 because our relative TSR for the period resulted in a payout at 0% of target. See "Section 3 – Elements of Pay—Long-term Equity Incentives—2015 Market Stock Units" for additional information.

(3)
The 2016 compensation shown above is the full-year compensation for Mr. Westergren, who became our chief executive officer on March 25, 2016. Mr. McAndrews stepped down effective March 25, 2016, and his prorated compensation for 2016 is shown below in the 2016 Summary Compensation Table.

(4)
The 250,000 PSUs granted to Mr. Westergren under the 2016 Performance Award are valued as if all performance periods concluded on December 31, 2016, with the 90-day trailing average of Pandora’s stock price measured as of such date. The 2016 Performance Award had no realizable value as of December 31, 2016 because the 90-day trailing average did not equal or exceed $20. Therefore, no value was assigned to the 2016 Performance Awards.

Base Salary – Intended to compensate our CEO for performing day-to-day responsibilities and to provide a baseline level of market competitiveness.

Target Bonus – Motivates our CEO to achieve corporate financial and non-financial performance objectives during the year. Payouts for 2016 could range from 0% to 200% of target depending on achievement of these objectives, and the actual payout for 2016 was 84% of target.

Equity Awards – During 2016, we granted Mr. Westergren RSUs and Performance Awards, as compared to the mix of RSUs and MSUs granted to our former CEO, Mr. McAndrews, in 2015. In light of our Mr. McAndrews' new hire equity awards received in 2013, he did not receive an equity grant in 2014. Our equity awards vest over multiple years based on continued service or, in the case of Performance Awards and MSUs, continued service and performance, providing an at-risk variable pay opportunity. Because the ultimate value of these awards is directly related to the value of Pandora’s common stock, these rewards help align the long-term financial interests of our CEO with those of our stockholders.

Governance Practices

The Company has adopted corporate governance practices and policies that our board believes help advance our compensation goals, including:

WHAT WE DO	WHAT WE DON'T DO

Maintain a completely independent compensation committee. Our Committee consists solely of independent directors who establish our compensation practices.
Guarantee salary increases or bonuses.    None of our NEOs are guaranteed salary increases or bonuses. Salary increases are evaluated annually and bonuses are based on achievement of revenue and profit targets and other performance metrics that are set by the Committee at the beginning of each fiscal year.

Use a pay-for-performance model.    Our executive compensation program focuses on corporate results and aligns with stockholder interests by creating highly leveraged plans with a focus on long-term financial and stock-price performance.

Permit hedging or short sales.    All of our employees, including our board members and our executives, are prohibited from engaging in short sales or transactions in derivative securities, including hedging transactions, without prior approval from the board of directors.

Retain an independent compensation consultant. Our Committee retains Compensia, Inc. as its advisor to provide analysis, advice and guidance on executive compensation—independent of management.
Permit pledging.    All of our employees, including our board members and our executives, are prohibited from pledging their equity as collateral for loans without prior approval from the board of directors.

Use performance-based equity aligned with stockholder return. Beginning in 2015, the Committee introduced performance-based equity awards as a component of our annual grants to all of our NEOs.
Allow tax gross-ups.    We do not provide tax "gross-ups" in our executive severance or change in control policy or as part of any annual compensation practice, other than in connection with standard relocation and parking allowance practices.

Maintain a claw-back policy. Our claw-back policy prevents employees from benefiting from erroneously-paid cash incentives that result from their misconduct. It has been in place since 2014.
Provide special perquisites.    We do not provide special perquisites to our NEOs, other than benefits that are generally available to all of our employees, such as our employee stock purchase plan, 401(k) plan, group health insurance, and short- and long-term disability insurance. See Section 5—Other Compensation for a discussion of security services provided to our CEO, which we do not consider to be a perquisite.

Maintain equity ownership guidelines for executives and directors.    Since 2014, we have maintained the following stock ownership guidelines for our executives:

• CEO: 300% of annual base salary
• All other executives: 100% of annual base salary

Since 2013, we have maintained equity ownership guidelines for our board members equal to 300% of their annual retainer.

Allow re-pricing of options without stockholder approval.    Our commitment to stockholder alignment means that our board is not able to re-price options that may be "under water" without obtaining and receiving stockholder approval.

Section 2 – Compensation Setting Process

Role of the Compensation Committee

Setting Compensation for Executives other than the CEO

Our Committee has overall responsibility for administering our executive compensation programs. In fulfilling this responsibility, our Committee sets the target total direct compensation opportunities, as well as each individual compensation component, for our executives, including our NEOs (other than the CEO). In making compensation-related decisions, our Committee reviews compensation data for comparable businesses and a select group of "peer" companies, and assesses both our historical performance and forward prospects compared to those companies. As part of its decision-making process, our Committee takes into account our annual and long-term financial and operational performance, our long-term strategic and operational initiatives, the past performance and expected future contributions of our executives, and their individual expertise, skills and experience. Our Committee also solicits the CEO’s views as to the individual performance and potential of the executives that report to him, and his views on the appropriate compensation of those executives. With this information, and the advice of its independent compensation consultant, our Committee uses its own business judgment and experience to set the compensation elements and amounts for all executives, other than the CEO.

Setting Compensation for the CEO

For the CEO, the Committee engages in all of the data gathering and analysis described above, and, as needed, also solicits the views of the senior executive team and members of the board of directors as to the performance and potential of the CEO. With the advice of its independent compensation consultant, the Committee then approves or makes recommendations to the full board as to CEO compensation decisions.

Role of the Independent Compensation Consultant

Our Committee has engaged Compensia, Inc. ("Compensia") as its independent outside compensation consultant. Compensia provides a wide range of compensation advisory services to the Committee including: an annual review of our executive compensation philosophy and peer group; an annual competitive assessment of executive and board of director compensation levels; guidance in considering and implementing new compensation policies and practices; and input on this Compensation Discussion and Analysis.

Compensia works at the direction of, and reports directly to, our Committee. The Committee may replace Compensia or hire additional advisors at any time. A representative of Compensia attends Committee meetings when requested by the Committee. Compensia does not perform any other services for the Company, unless requested by the Committee. Our Committee has reviewed the independence of Compensia and determined that there are no conflicts of interest.

Role of the Chief Executive Officer

As noted above, our CEO provides the Committee with his assessment of the individual performance and potential for each of the executives that report to him. The CEO also makes general recommendations to our Committee regarding base salaries, target annual cash incentive opportunities and long-term incentive compensation for those same executives. While our CEO attends board and Committee meetings where executive compensation practices and philosophies are discussed, he does not participate in any session in which his own compensation is determined.

Competitive Positioning and Our Peer Group

In making compensation decisions in 2016, our Committee reviewed compensation data from 15 comparable companies. The Committee chose this peer group in December 2015 based on an analysis performed by Compensia, using the following selection criteria:

•	Industry: internet, software-as-a service, content-oriented technology companies with an ad-based revenue model;

•	Revenue range: generally 0.5 to 2 times our revenue;

•	Market capitalization range: generally 0.25 to 4 times our market capitalization; and

•	Other growth and business factors, such as: revenue growth, valuation (e.g., market capitalization as a multiple of sales), profitability, number of employees, or business model.

Based on these selection criteria, our Committee selected the following companies as our 2016 peer group:

ACI Worldwide	j2 Global	TripAdvisor
CoStar Group	NetSuite	VeriSign
Endurance International	Rackspace Hosting	Web.com Group
GoDaddy	ServiceNow	WebMD Health
HomeAway	Shutterfly	Yelp

 The Committee believes that these 15 companies provide valuable comparisons, based on the selection criteria, to assist in determining the appropriate compensation for our executives. The Committee analyzes compensation data from these peer group companies on a role-by-role basis for the CEO and each of the executives that report to him and uses that analysis as an input into its compensation setting process.

Section 3 – Elements of Pay

The three primary elements of Pandora’s executive compensation program are base salary, variable cash incentives and long-term equity incentives, as described below:

Compensation Element	What the Element Rewards	Purpose and Key Features	2016 Decisions

Base salary	Recognizes individual performance, level of experience, expected future performance and contributions to Pandora.	Designed to provide a competitive level of fixed compensation determined by the market value of the position using peer data, and the individual facts and circumstances of each executive’s role.
Five of our NEOs received salary increases ranging from 8.1% to 15.4% to bring their salaries more in line with the comparable officers at our peer group, and to compensate them for new responsibilities associated with our management reorganization that took place in March 2016. See "Base Salary," below.

Variable cash incentive
- under our Corporate Incentive Plan	Achievement of corporate and business-level performance objectives (for 2016, revenue, adjusted EBITDA excluding content costs, and listener hours).	Motivates participants to achieve corporate financial performance objectives during the year. Payouts for 2016 could range from 0% to 200% of target depending on achievement of these objectives.	Upward adjustments in target bonus levels for two of our NEOs compared to 2015. Based on performance, the CIP plan paid out at 84% of the target opportunity.

- under a standalone sales compensation plan (CRO only)	Achievement of business-level performance objectives (for 2016, U.S. ad revenue and advertising RPM).	Motivates the chief revenue officer to achieve sales performance objectives during the year. Payouts for 2016 could range from 0% to 200% of target depending on achievement of these objectives.
Adjusted weightings compared to 2015 to more heavily incentivize U.S. ad revenue growth. Reduced maximum payout from 250% to 200%. Based on performance, the plan paid out at 74% of the target opportunity.

Long-term equity incentives
Alignment with long-term interests of shareholders and achievement of performance objectives designed to enhance long-term stockholder interests and attract, motivate and reward employees over extended periods of time. Multi-year vesting requirements also promote retention.

We award our NEOs annual grants of RSUs that vest over multiple years and provide an at-risk variable pay opportunity, and annual grants of Performance Awards that only vest if the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on each vesting date. Because the ultimate value of these grants is directly related to the value of Pandora’s common stock, these rewards help align the financial interests of executives with those of stockholders.

Our CEO and our NEOs (other than our former CEO, Mr. McAndrews) each received equity grants with a 1:1 ratio of Performance Awards to time-based RSUs. We increased the value of the equity grants we made to our NEOs in 2016 relative to 2015 in order to encourage executive stability during our CEO transition. The grants are described below in "Long-term Equity Incentives."

Base Salary

We use base salaries to attract and retain qualified executives. Our Committee sets base salaries for our NEOs based on the scope of responsibilities, skill set, market trends, past performance, experience and a range of competitive data from our peer group on a role-by-role basis. Our Committee reviews base salaries at least annually, to see if any changes are warranted.

•	In 2016, the Committee set the base salary for Mr. Westergren at $500,000, or 9% lower than the salary for our former CEO, Mr. McAndrews, and in line with other CEOs in our peer group.

•
In 2016, the Committee increased the base salary of our CFO, Mr. Herring, by 15% to $450,000 to bring his salary more in line with the CFOs and other executives in our peer group. Part of the increase is attributable to Mr. Herring taking on the additional role of president effective March 25, 2016.

•
In 2016, the Committee increased the base salaries of our other named executive officers between 8.1% and 14.3%, as shown in the table below, to bring their salaries more in line with the comparable officers at the companies in our peer group. In each of these cases, our Committee independently determined that this amount was appropriate for each candidate considering the scope of responsibilities, experience level and relevant peer group data.

•	Our former CEO, Mr. McAndrews, stepped down in March 2016 and did not receive a salary increase in 2016.

The following table sets forth the base salaries for our NEOs for 2016:

Name and Title	Annual Base Salary for 2015(1) ($)	Annual Base Salary for 2016(1) ($)	YOY % Increase
Tim Westergren Former Chief Executive Officer(2)	—	500,000	—
Michael Herring Former President and Chief Financial Officer(3)	390,000	450,000	15.4%
David Gerbitz Executive Vice President, Revenue Operations	335,000	375,000	11.9%
Chris Phillips Chief Product Officer	350,000	400,000	14.3%
John Trimble Chief Revenue Officer	400,000	450,000	12.5%
Brian McAndrews Former Chief Executive Officer(4)	550,000	550,000	—%
Sara Clemens Former Chief Operating Officer(5)	370,000	400,000	8.1%
_________________________________________________________

(1)
Salary increases for our NEOs are effective as of February 1 each year. As a result, the salaries presented in this table may vary from the base salaries presented in the 2016 Summary Compensation Table.

(2)
Mr. Westergren assumed the role of chief executive officer on March 25, 2016. His reported 2016 base salary represents his annualized base salary and is not prorated for his start date. Under applicable SEC rules, we have excluded Mr. Westergren's compensation for 2015 because he was not a named executive officer or our chief executive officer in 2015 or any prior year. Mr. Westergren stepped down as chief executive officer effective June 27, 2017.

(3)
Mr. Herring served as our chief financial officer in 2014, 2015 and 2016. Effective March 25, 2016, he took on the additional role of president. On February 28, 2017, Mr. Herring stepped down as chief financial officer upon the hiring of his successor. Effective June 27, 2017, Mr. Herring no longer served as our president.

(4)
Mr. McAndrews stepped down effective March 25, 2016. His reported 2016 base salary represents his annualized base salary and is not prorated for his termination date. His prorated compensation for 2016 is shown below in the 2016 Summary Compensation Table.

(5)
Ms. Clemens served as our chief strategy officer in 2015 and until March 25, 2016, when she was promoted to chief operating officer. On December 16, 2016, Ms. Clemens resigned her role as chief operating officer, and remained employed by the Company for a transition period that ended on February 1, 2017.

Variable Cash Incentives

Corporate Incentive Plan

In 2016, many of our employees, including all of our NEOs, were eligible to participate in Pandora’s 2016 Corporate Incentive Plan ("CIP"), which provided a cash bonus opportunity based on Pandora’s 2016 financial performance. Consistent with past years, our Committee’s objective in implementing the CIP was to reward team success and to focus all participants on Pandora’s corporate financial goals, rather than on individual achievements.

The table below shows the target bonus levels, as a percentage of salary, for our NEOs for 2015 and 2016:

Name and Title	Target Bonus under CIP (as a % of salary (2015))	Target Bonus under CIP (as a % of salary (2016))
Tim Westergren Former Chief Executive Officer(1)	—	75%
Michael Herring Former President and Chief Financial Officer	60%	60%
David Gerbitz Executive Vice President, Revenue Operations	50%	50%
Chris Phillips Chief Product Officer	50%	60%
John Trimble Chief Revenue Officer(2)	30%	30%
Brian McAndrews Former Chief Executive Officer(3)	100%	100%
Sara Clemens Former Chief Operating Officer(4)	50%	60%
_____________________________________________

(1)
Mr. Westergren became our chief executive officer on March 25, 2016. Under applicable SEC rules, we have excluded Mr. Westergren's compensation for 2015 because he was not a named executive officer or our chief executive officer in 2015 or any prior year.

(2)
The target bonus level for Mr. Trimble was set at 30% of base salary because he also participates in a separate sales compensation plan, which our Committee believes focuses Mr. Trimble on the Company's overall financial performance as well as the performance of the sales organization for which he is responsible.

(3)
Mr. McAndrews stepped down effective March 25, 2016. Under the terms of his Separation and Release Agreement, he remained eligible for a pro-rated CIP bonus for 2016 with the payment not to exceed his target CIP bonus, calculated using a base salary of $600,000.

(4)
Ms. Clemens stepped down as chief operating officer on December 16, 2016. Under the terms of her Separation and Release Agreement, she remained eligible for a full-year CIP bonus for 2016, calculated using a base salary of $400,000.

At the outset of 2016, the Committee determined that the CIP financial metrics for the year would be a combination of annual corporate GAAP revenue, non-GAAP adjusted EBITDA excluding content costs1 and listener hours, weighted as follows:

•	Sixty percent (60%) of the bonus payout to be determined by comparing our actual revenue for 2016 to our revenue target in our board-approved 2016 financial plan;

•	Twenty percent (20%) of the bonus payout to be determined by comparing our actual non-GAAP adjusted EBITDA excluding content costs for 2016 to the target in our 2016 financial plan; and

•	Twenty percent (20%) of the bonus payout to be determined by comparing our actual listener hours for 2016 to our listener hours target in our 2016 financial plan.

_____________________________________________
1 Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other income (expense), transaction costs from acquisitions and one-time cumulative charges to cost of revenue - content acquisition costs that are not directly reflective of our core business or operating results for the present period.

Our Committee believed that this 60/20/20 split would encourage all participants to focus primarily on top-line revenue, while the inclusion of adjusted EBITDA excluding content costs provided an incentive to contain manageable operating expenses, and the inclusion of listener hours provided an incentive to grow listener engagement.

Below are the curves our Committee designed to determine the payments at various achievement levels under our CIP, as well as the Committee's philosophies behind the curve design.

Revenue CIP Factor – Motivates reaching or exceeding target with a steep penalty for missing target, but significant upside potential if target is exceeded. In 2016, we achieved 96% of our revenue factor, resulting in a payout at 80% for this factor.

Adjusted EBITDA Excluding Content Costs CIP Factor – Motivates management to manage profitability during the year. In 2016, we revised our adjusted EBITDA factor to exclude content costs because an increase in listener hours also increases content costs and negatively affects adjusted EBTIDA. In 2016, we achieved 96% of our adjusted EBITDA excluding content costs factor, resulting in a payout at 68% for this factor.

Listener Hours CIP Factor – Listener hours is a key indicator of the growth of our business and the engagement of our listeners, and an important focus area for 2016. In 2016, we achieved 101% of our listener hours factor, resulting in a payout at 116% for this factor.

The following table shows our 2016 performance across each CIP metric and the resulting CIP achievement:

	CIP Weighting	2016 Target	2016 Actual	Percentage Achievement	CIP Factor Payout	Percent of Goal (Weighted)(1)
Revenue (in billions)	60%	$1.444	$1.385	96%	80%	48%
Adjusted EBITDA excluding content costs (in millions)	20%	$642	$615	96%	68%	14%
Listener Hours (in billions)	20%	21.70	21.96	101%	116%	23%
_____________________________________________

(1)
Calculated by multiplying the CIP Factor Payout by the CIP Weighting for each factor. The total blended payout of the CIP was 84% of target. The sum of the "Percent of Goal (Weighted)" column differs from the total blended CIP payout due to rounding.

While our Committee generally retains discretion in its determination of CIP payments at the end of the year, it nevertheless strictly applied the plan structure in determining the payouts for 2016. Based on our revenue, adjusted EBITDA excluding content costs and total listener hour performance, each of our NEOs received 84% of his or her target bonus under our 2016 CIP, as set forth below:

Name and Title	Pay-out under the 2016 CIP ($)
Tim Westergren Former Chief Executive Officer	315,000
Michael Herring Former President and Chief Financial Officer	226,800
David Gerbitz Executive Vice President, Revenue Operations	157,500
Chris Phillips Chief Product Officer	201,600
John Trimble Chief Revenue Officer(1)	113,400
Brian McAndrews Former Chief Executive Officer(2)	117,370
Sara Clemens Former Chief Operating Officer(3)	201,600
_________________________________________________________

(1)
The target bonus level for Mr. Trimble was set at 30% of base salary because he also participates in a separate sales compensation plan, which our Committee believes focuses Mr. Trimble on the Company's overall financial performance as well as the performance of the sales organization for which he is responsible.

(2)
Mr. McAndrews stepped down as chief executive officer on March 25, 2016. Under the terms of his Separation and Release Agreement, he remained eligible for a pro-rated CIP bonus for 2016 with the payment not to exceed his target CIP bonus, calculated using a base salary of $600,000.

(3)
Ms. Clemens stepped down as chief operating officer on December 16, 2016 and remained employed by the Company for a transition period that ended on February 1, 2017. She remained eligible for a full-year 2016 CIP bonus under the terms of the 2016 CIP Plan.

Chief Revenue Officer Compensation Plan

Our chief revenue officer, John Trimble, is our only executive who participates in both our CIP and an additional sales compensation plan. Seventy percent of Mr. Trimble's target variable compensation was tied to his additional sales compensation plan, which the Committee approved at the beginning of 2016. Mr. Trimble's plan is based on the actual quarterly achievement against budgeted U.S. advertising revenue performance and target revenue per thousand listener hours ("RPMs"), with those metrics weighted at 75% and 25%, respectively. Mr. Trimble's cash incentive for 2016 under this plan could range from 0% to 200% of a target cash incentive of $306,250 depending on achievement of these objectives. Performance for RPMs did not exceed the target in 2016, and performance for ad sales exceeded the target in one of four quarters, resulting in a realized 2016 cash incentive for Mr. Trimble under this plan of $226,822, or 74% of target.

The following table shows our 2016 performance across each sales compensation plan metric and the resulting achievement:

	Weighting	2016 Target(1)	2016 Actual	Percentage Achievement(1)
U.S. Ad Revenue (in millions)	75%	$1,115	$1,058	95%
RPM	25%	$59.92	$56.33	94%
_____________________________________________

(1)	Bonus paid based on quarterly achievement against target, but presented here as the aggregate achievement for the year. The total blended payout for 2016 was 74% of target.

Long-term Equity Incentives

Long-term equity incentives comprise the largest component of our executive compensation program as our Committee believes that our executives have a significant impact on our business success over time and, therefore, the creation of long-term stockholder value. To align our NEOs’ interests with those of our stockholders, provide long-term incentive opportunities, and drive retention, we use a variable mix of equity awards, including stock options, RSUs, stock-settled performance-based RSUs ("PSUs") and stock-performance-based market stock units ("MSUs"). While stock options and MSUs remain valuable compensation tools for us, in 2016 our Committee used PSUs and RSUs for our annual equity grants in order to further increase the pay-for-performance connection, stockholder alignment and retention incentives of our long-term incentive program.

Equity grants in 2016

In April 2016, Mr. Westergren received an equity grant of RSUs representing 250,000 shares of our common stock, which vests over 4 years, and a Performance Award consisting of PSUs representing 250,000 shares of our common stock, which vests as explained below. As a result of these grants, he received the majority of his 2016 compensation through long-term equity grants in a 1:1 ratio between time-based RSUs and PSUs, which we believe aligns his interests with those of our stockholders. Also in April 2016, our CFO and our other NEOs (other than our former CEO, Mr. McAndrews) received equity grants with a 1:1 ratio between time-based RSUs and PSUs. This represents an increase in the ratio of performance-based equity awards from 2015, when our CFO and other NEOs received 40% of the number of units granted to them as MSUs.

We increased the value of the equity grants we made to our NEOs in 2016 relative to 2015 in order to encourage executive stability during our CEO transition. The heavier weighting of performance-based equity awards was intended to further our commitment to our pay-for-performance philosophy.

The equity awards made to each of our NEOs in 2016 are set forth below:

	2016 Equity Grant
Name and Title	Restricted Stock Units (# of Units)	Performance Awards (# of Units)
Tim Westergren Former Chief Executive Officer	250,000	250,000
Michael Herring Former President and Chief Financial Officer	225,000	225,000
David Gerbitz Executive Vice President, Revenue Operations	175,000	175,000
Chris Phillips Chief Product Officer	200,000	200,000
John Trimble Chief Revenue Officer	200,000	200,000
Brian McAndrews Former Chief Executive Officer	—	—
Sara Clemens Former Chief Operating Officer	200,000	200,000

2016 Performance Awards

The 2016 Performance Awards consist of stock-settled performance-based RSUs, or "PSUs," that vest based on Pandora’s stock price performance during a four-year performance period. Specifically, the PSUs only vest when the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on a given vesting date. On April 15, 2016, the grant date of the PSUs awarded to our NEOs, Pandora’s stock price was $8.62. Twenty-five percent of the PSUs were eligible to vest on February 15, 2017, and vest thereafter in quarterly installments of 6.25% of the total number of shares granted. If the 90-day trailing average of Pandora’s common stock price does not equal or exceed $20 on a given vesting date, then the shares scheduled to vest as of such date will remain unvested until the next successive vesting date on which the $20 target has been met. Any shares that remain unearned at the final vesting date will be canceled.

The 90-day trailing average of Pandora’s stock price was below $20 as of the first vesting date, which resulted in our NEOs receiving no shares under the 2016 Performance Award at this vesting.

We believe the design of the 2016 Performance Awards, as well as the increase in the ratio of performance-based equity awards to time-based RSUs continues to align our realizable executive compensation with our stock price performance.

2015 Market Stock Units

In 2015 we granted our NEOs stock-performance-based market stock units, or MSUs, that vest according to Pandora’s relative stock price performance. Specifically, MSUs measure Pandora’s total stockholder return ("TSR") performance against that of the Russell 2000 Index during three performance periods. Pandora’s relative TSR is calculated using the average adjusted closing stock price of Pandora stock, and the Russell 2000 Index, for ninety calendar days prior to the beginning of each performance period and the last ninety calendar days of the performance period. The target MSUs are divided across three performance periods as follows:

•	Up to one-third of the target MSUs are eligible to be earned for a performance period that is the first calendar year of the MSU grant (the "One-Year Performance Period");

•	Up to one-third of the target MSUs are eligible to be earned for a performance period that is the first two calendar years of the MSU grant (the "Two-Year Performance Period"); and

•	Any remaining portion of the total potential MSUs are eligible to be earned for a performance period that is the entire three calendar years of the MSU grant (the "Three-Year Performance Period").

For each performance period, a "performance multiplier" is calculated by comparing Pandora’s relative TSR for the period to the Russell 2000 Index TSR for the same period. The target number of shares will vest if the Pandora TSR is equal to the Russell 2000 Index TSR for the period. For each percentage point that the Pandora TSR falls below the Russell 2000 Index TSR for the period, the performance multiplier is decreased by three percentage points. For each percentage point that the Pandora TSR exceeds the Russell 2000 Index TSR for the Three-Year Performance Period, the performance multiplier is increased by two percentage points. The performance multiplier is capped at 100% for the One-Year and Two-Year Performance Periods. However, the full award is eligible for a payout of up to 200% of target with all upside tied to the Three-Year Performance Period.

In February 2016, the Committee certified the results of the One-Year Performance Period for the 2015 MSU grant to our NEOs, which concluded on December 31, 2015. During the period, our relative TSR declined 26 percentage points relative to the Russell 2000 Index TSR for the period, which resulted in the vesting of the One-Year Performance Period at 22% of the one-third vesting opportunity for the period.

In January 2017, the Committee certified the results of the Two-Year Performance Period for the 2015 MSU grant to our NEOs, which concluded on December 31, 2016. During the period, our relative TSR declined 48 percentage points relative to the Russell 2000 Index TSR for the period, which resulted in the vesting of the Two-Year Performance Period at 0% of the one-third vesting opportunity for the period.

We believe that this vesting level demonstrates the ability of MSUs to align our realizable executive compensation with our TSR performance.

Section 4 – Say-on-Pay Vote

At our 2012 annual meeting, more than 75% of stockholders recommended a triennial say-on-pay vote, and so our board of directors adopted the triennial approach. At our 2015 annual meeting, stockholders expressed a high level of support (98% of the votes cast) for the compensation of our NEOs. The Committee did not make any changes to the executive compensation setting process or program as a result of the 2015 say-on-pay vote.

Our next say-on-pay vote will occur at our 2018 annual meeting, at which our stockholders will also have an opportunity to cast a non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our NEOs.

Section 5 – Other Compensation

Transportation and Security Measures for our CEO

The personal safety and security of our employees, including our executives, is of great importance to us and our stockholders. In 2016, based on the recommendation of an independent, third-party security study, we implemented a security program under which we require our Mr. Westergren (as well as his spouse and dependent children when they accompany him), to use, as much as practicable, Company-provided secure automobile transportation for all business and personal travel. In 2016, prior to the implementation of this security program, we allowed, but did not require, our CEO to use Company-provided automobile transportation for business travel, as well as for commutation and travel to certain non-business events.

The services provided by the Company for our CEO also include personal security during business-related and personal travel, and threat assessment and management. The Committee believes the amounts paid by the company for these services are reasonable, necessary, and for our company’s benefit.

Although we view the transportation and security services provided for our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported the aggregate incremental costs to the Company of these services in the "All Other Compensation" column of the 2016 Summary Compensation Table.

The Committee periodically reviews and approves the security budget and the specific security concerns justifying the security services for our CEO.

Change in Control Plan

We believe a combination of severance and change in control arrangements will help our executives maintain continued focus and dedication to their responsibilities in the event of a change in control of the Company, and thus help maximize stockholder value in that event. Rather than having individual severance negotiations with each of our executives at the time of hire, or at the time a change in control event occurs, our Committee has previously adopted a program to provide uniform severance arrangements for our NEOs other than our CEO, and a slightly enhanced severance arrangement for our CEO. These severance arrangements are coupled with "double trigger" change in control payout conditions, in order to promote retention while minimizing the chance of undeserved payouts. Our severance and change in control arrangements are described in detail below under "Executive Compensation—Potential Payments on Termination and Change in Control".

Former Executive Officers and Related Separation Arrangements

On March 25, 2016, Mr. McAndrews stepped down as chief executive officer and president and resigned his position as a director and chairperson of the board. We entered into a Separation and Release Agreement with Mr. McAndrews that provided for certain payments as described below and under "2016 Potential Payments on Termination and Change in Control." The payments made under this agreement are generally consistent with the benefits provided on an involuntary termination under our executive severance and change in control policy, but, additionally, Mr. McAndrews received continued eligibility for vesting with respect to the portion of the 2015 MSU award that vested on February 15, 2017 based on performance through December 31, 2016 (none of which actually vested), and Mr. McAndrews was eligible for reimbursement of attorneys' fees incurred in connection with his agreement, not to exceed $10,000. Consistent with the terms of Mr. McAndrews' Offer Letter dated September 11, 2013, Mr. McAndrews was also eligible for additional severance payments and equity acceleration if a change in control had occurred within 60 days following his separation.

On December 16, 2016, Ms. Clemens resigned her position as chief operating officer, but remained employed by the Company for a transition period that ended on February 1, 2017. In 2017, we entered into a Separation and Release Agreement with Ms. Clemens that provides for certain payments as described below and under "2016 Potential Payments on Termination and Change in Control." In addition to receiving the benefits provided on an involuntary termination under our executive severance and change in control policy, Ms. Clemens also received a cash payment equal to five times her monthly base salary, continued eligibility for a bonus under our corporate incentive plan for 2017, seven months of accelerated vesting credit for time-based RSU awards, and continued eligibility for vesting with respect to the portions of the 2016 Performance Award scheduled to vest on February 15, 2017 and May 15, 2017. Ms. Clemens is also eligible for additional severance payments and equity acceleration if a change in control occurs prior to June 30, 2017.

On June 27, 2017, Mr. Westergren stepped down from both his position as chief executive officer and from the board of directors of the Company. The Company has commenced a search for a successor to Mr. Westergren, and Mr. Chopra, the Company’s current chief financial officer, has been appointed as interim chief executive officer, effective June 27, 2017. Also effective June 27, 2017, Mr. Herring no longer served as president. As of the date hereof, no separation agreement has been entered into with Mr. Westergren or Mr. Herring.

Section 6 – 2017 Compensation Decisions

New CFO Compensation

In February 2017, Naveen Chopra joined Pandora as our CFO, and Mr. Herring stepped down from that role. Our board of directors conducted an extensive four-month search to find a new CFO. The board believed that Mr. Chopra was a good fit as the Company's CFO due to his deep knowledge and background in consumer-oriented technology companies, and his experience guiding financial strategy and execution at growing companies.

In designing Mr. Chopra’s compensation package, our Committee reviewed peer CFO compensation, as well as pay packages for recently hired CFOs, to create a compensation offer that focused on aligning Mr. Chopra’s performance directly with stockholder interests. The offer also needed to be attractive when compared to the other compensation opportunities available to Mr. Chopra, given his expertise and prior experience as interim chief executive officer and chief financial officer at TiVo, Inc. To serve both of these important goals, the Committee weighted the equity component of the offer so that 80% of the economic value was granted as RSUs, and 20% of the economic value was granted as stock options, which are more volatile and leveraged than RSUs. Specifically, the elements of Mr. Chopra’s new-hire compensation offer are as follows:

•	Base Salary: $470,000

•	Variable Cash Incentive:

◦	A target cash bonus of 60% of base salary under our 2017 Corporate Incentive Plan

◦
A one-time retention bonus of $200,000, of which $100,000 was paid within 30 days following his start date and the remaining $100,000 of which will be paid within 30 days following the six-month anniversary of his start date. The retention bonus is subject to repayment if Mr. Chopra resigns without Good Reason (as defined in his offer letter) or if he is terminated by the Company for Cause (as defined in his offer letter) within one year of his start date.

•	Long-term equity incentives:

◦	436,138 RSUs with a four-year vesting period

◦	191,288 stock options with a four-year vesting period, a ten-year term, and an exercise price of $12.38 (the closing price per share of the Company’s common stock on the date of grant)

On June 27, 2017, Mr. Westergren stepped down from both his position as chief executive officer and from the board of directors of the Company. The Company has commenced a search for a successor to Mr. Westergren, and Mr. Chopra, the Company’s current chief financial officer, has been appointed as interim chief executive officer, effective June 27, 2017.

Equity grants in 2017

In March 2017, our continuing NEOs other than Mr. Westergren, and, in April 2017, Mr. Westergren, received the annual equity grants shown in the table below, which we believe reflect our continued commitment to performance-based equity. The RSU grants have a four-year vesting period. The stock options have a four-year vesting period, a ten-year term and an exercise price of $11.48 (which is, in the case of our continuing NEOs other than Mr. Westergren, equal to the closing price per share of the Company’s common stock on the date of grant and, in the case of Mr. Westergren, greater than the closing price per share of the Company’s common stock on the date of grant).

Name and 2017 Title	Restricted Stock Units (# of Units)	Stock Options (# of Units)
Tim Westergren Former Chief Executive Officer	230,000	403,000
Michael Herring Former President and Chief Financial Officer	115,000	134,000
David Gerbitz Executive Vice President, Revenue Operations	34,000	40,000
Chris Phillips Chief Product Officer	69,000	81,000
John Trimble Chief Revenue Officer	69,000	81,000

The Committee structured the 2017 annual equity grants for our continuing NEOs, other than Mr. Westergren, so that 60% of the economic value was received in RSUs and 40% of the economic value was received in stock options. For Mr. Westergren, the Committee structured his 2017 annual equity grant so that 50% of the economic value was received in RSUs and 50% of the economic value was received in stock options. We believe that awarding a significant portion of our NEOs' compensation as stock options aligns our realizable executive compensation with our stock price performance.

In addition to the grants described above, the Committee made an additional equity grant to Mr. Herring of 77,000 RSUs in March 2017. The grant was intended to recognize Mr. Herring's performance as the Company's president and CFO, and his transition to president after the hiring of Naveen Chopra, the Company's current CFO and interim CEO. The RSUs have a two-year vesting period.

Tax and Accounting Considerations

We do not expect the accounting impact of compensation to be a material factor in our Committee’s decision-making process. We do not require executive compensation to be tax deductible for the Company, but instead balance the costs and benefits of tax deductibility and our executive compensation goals and philosophy.

Risk Assessment of Compensation Programs

The compensation committee, in consultation with management and Compensia, has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by the board of directors, mitigates potential risks.

Report of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of Pandora’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation committee of the board of directors:

Roger Faxon
Timothy Leiweke

2016 Summary Compensation Table

The following table sets forth the compensation for each person who served as our principal executive or financial officer during the year ended December 31, 2016 and our other three most highly compensated executive officers for the year ended December 31, 2016, collectively referred to as the "named executive officers" in this proxy.

Name and Principal Position	Year	Salary ($)	Bonus(7) ($)	Stock Awards(8) ($)	Option Awards(8) ($)	Non-Equity Incentive Plan Compensation(9) ($)	All Other Compensation ($)		Total ($)
Tim Westergren Former Chief Executive Officer(1)	2016	486,875	315,000	3,412,500	—	—	228,632	(10)	4,443,007
Mike Herring Former President and Chief Financial Officer (2)	2016	445,000	226,800	3,071,250	—	—	—		3,743,050
	2015	387,917	164,034	2,113,078	—	—	—		2,665,029
	2014	365,000	199,290	268,948	269,700	—	4,422		1,107,360
David Gerbitz Executive Vice President, Revenue Operations(3)	2016	371,667	157,500	2,388,750	—	—	62,074	(11)	2,979,991
Chris Phillips Chief Product Officer(4)	2016	395,833	201,600	2,730,000	—	—	—		3,327,433
	2015	350,000	197,675	350,619	—	—	—		898,294
	2014	60,411	102,487	1,840,268	—	—	—		2,003,166
John Trimble Chief Revenue Officer	2016	441,666	113,400	2,730,000	—	226,822	—		3,511,888
	2015	400,000	84,120	2,113,078	—	352,100	—		2,949,298
	2014	400,000	109,200	488,652	484,617	229,453	—		1,711,922
Brian McAndrews Former Chief Executive Officer(5)	2016	126,575	117,370	—	—	—	3,203,252	(12)	3,447,197
	2015	545,833	385,550	5,572,619	—	—	—		6,504,002
	2014	500,000	455,000	—	—	—	25,448		980,448
Sara Clemens Former Chief Operating Officer(6)	2016	397,500	201,600	2,730,000	—	—	—		3,329,100
	2015	368,333	129,685	2,113,078	—	—	—		2,611,096
	2014	298,219	159,250	2,235,600	2,285,518	—	—		4,978,587
_____________________________________________

(1)
Mr. Westergren became our chief executive officer on March 25, 2016. Under applicable SEC rules, we have excluded Mr. Westergren's compensation for 2014 and 2015 because he was not a named executive officer or our chief executive officer during those years. On June 27, 2017, Mr. Westergren stepped down as chief executive officer.

(2)
Mr. Herring served as our chief financial officer in 2014, 2015 and 2016. Effective March 25, 2016, he took on the additional role of president. On February 28, 2017, Mr. Herring stepped down as chief financial officer upon the hiring of his successor. Effective June 27, 2017, Mr. Herring no longer served as our president.

(3)	Under applicable SEC rules, we have excluded Mr. Gerbitz's compensation for 2014 and 2015 because he was not a named executive officer during those years.

(4)	Mr. Phillips commenced employment with us on October 30, 2014.

(5)	Mr. McAndrews stepped down effective March 25, 2016.

(6)
Ms. Clemens commenced employment with us on February 24, 2014 in the role of chief strategy officer. On March 25, 2016, Ms. Clemens was promoted from chief strategy officer to chief operating officer. On December 16, 2016, Ms. Clemens resigned as chief operating officer and remained employed by the Company for a transition period that ended on February 1, 2017.

(7)
Reflects the amount paid under our Corporate Incentive Plan for the fiscal year, and, in the case of Mr. Phillips, also includes a signing bonus of $150,000, of which $75,000 was paid in each of 2014 and 2015 pursuant to the terms of his offer letter. In the case of Mr. McAndrews, represents the prorated actual bonus for the year ending December 31, 2016 calculated using a base salary of $600,000, as required by the terms of the Severance and Release Agreement between the Company and Mr. McAndrews as described under "2016 Potential Payments on Termination and Change in Control—2016 and 2017 Severance Payments."

(8)
The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, without regard to forfeitures, computed in accordance with FASB ASC Topic 718. Amounts for 2016 for each of our NEOs other than Mr. McAndrews include the grant date fair value of the PSUs granted during 2016, which was approximately $5.03 per target share. PSUs vest based on Pandora’s stock price performance during a four-year performance period when the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on a given vesting date. See "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Equity Grants in 2016—2016 Performance Awards" for additional information. Amounts for 2015 for each of our NEOs include the grant date fair value of the MSU awards granted during 2015, which was approximately $6.03 per target share in the case of Mr. McAndrews' grant and approximately $5.38 per target share in the case of the grants made to our other NEOs. The target number of MSUs vests based on the Pandora TSR relative to the Russell 2000 Index TSR during three performance periods from 2015 to 2017 as described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—2015 Market Stock Units". The grant date fair value of the PSUs and MSUs was calculated based on the probable outcome of the market-based performance conditions and the application of a Monte Carlo simulation model. The grant date fair value of the PSU and MSU awards does not correspond to the actual value that may be recognized by each of our NEOs with respect to these awards, which may be higher or lower based on a number of factors, including our performance, stock price fluctuations, applicable vesting and, in the case of the MSU Awards, the performance of the companies in the Russell 2000 Index. Under FASB ASC Topic 718, the vesting conditions related to the PSUs and MSUs granted to our NEOs are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. For RSU awards, the aggregate grant date fair value is determined using the closing price of our common stock on the date of the grant. There can be no assurance that options or stock awards will vest or that options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value.

(9)
Mr. Trimble's amount represents amounts paid to Mr. Trimble under his sales compensation plan for the fiscal year. The 2016 amounts are described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Variable Cash Incentives—Chief Revenue Officer Compensation Plan."

(10)
The amount reported includes approximately $211,432 in 2016 for aggregate incremental costs related to personal security for Mr. Westergren and approximately $17,200 in 2016 for aggregate incremental costs related to the use of an authorized car service for commutation and non-business events prior to the implementation of our security program covering Mr. Westergren. The aggregate incremental cost for personal security is the full cost to Pandora for such service. Because some business-related trips were commingled with commutation or travel to non-business events, the aggregate incremental cost for the use of an authorized car service is computed by multiplying the portion related to commutation and travel to non-business events by an average cost per trip. The 2016 amounts are described under "Compensation Discussion and Analysis—Section 5—Other Compensation."

(11)
The amount reported includes company-paid relocation-related expenses of $41,000 in 2016, with the remainder consisting of a tax gross-up payment for the taxable relocation-related expenses. The amounts reported are the full cost to Pandora for such expenses.

(12)
The amount reported consists entirely of severance payments paid according to the terms of Mr. McAndrews' Severance and Release Agreement as described under "2016 Potential Payments on Termination and Change in Control—2016 and 2017 Severance Payments." Mr. McAndrews received a cash payment of $631,292 and accelerated equity valued at $2,571,960 based on $10.93, which was the closing price of our stock on March 24, 2016 (March 25, 2016 was a stock market holiday), less, in the case of stock options, the per share exercise price of the accelerated options (or, if the exercise price of an option is above $10.93, no value was assigned). With respect to the 2015 MSU grant, Mr. McAndrews remained eligible for vesting at the conclusion of the Two-Year Performance Period, which concluded on December 31, 2016. The MSUs vested at 0% of the one-third vesting opportunity for the period and, as a result, no value was assigned to the 2015 MSUs. Mr. McAndrews also received a payment under our Corporate Incentive Plan for 2016, which is reported in the Bonus column.

2016 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2016.

Name(1)	Grant Date		Approval Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target			Estimated Possible Payouts Under Equity Incentive Plan Awards Target			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tim Westergren	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	250,000	—	—	1,257,500
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	250,000	2,155,000
Michael Herring	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	225,000	—	—	1,131,750
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	225,000	1,939,500
David Gerbitz	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	175,000	—	—	880,250
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	175,000	1,508,500
Chris Phillips	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	200,000	—	—	1,006,000
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	200,000	1,724,000
John Trimble	3/15/2016	(5)	3/15/2016	Sales	—	306,250	612,500	—	—	—	—
	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	200,000	—	—	1,006,000
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	200,000	1,724,000
Sara Clemens	4/15/2016	(3)	4/8/2016	Performance Award	—	—	—	—	200,000	—	—	1,006,000
	4/15/2016	(4)	4/8/2016	RSU	—	—	—	—	—	—	200,000	1,724,000
_____________________________________________

(1)	Mr. McAndrews did not receive any grants of plan-based awards during 2016.

(2)
The amount reflects the grant date fair value of RSU awards and performance awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. See footnote 8 to the 2016 Summary Compensation Table above.

(3)
The 2016 Performance Awards, which consist of PSUs, vest based on Pandora’s stock price performance during a four-year performance period when the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on a given vesting date. Twenty-five percent of the PSUs were eligible to vest on February 15, 2017, and vest thereafter in quarterly installments of 6.25% of the total number of shares granted. If the 90-day trailing average of Pandora’s common stock price does not equal or exceed $20 on a given vesting date, then the shares scheduled to vest as of such date will remain unvested until the next successive vesting date on which the $20 target has been met. Any shares that remain unearned at the final vesting date will be canceled. See "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Equity Grants in 2016—2016 Performance Awards" for additional information.

(4)	Vests over a total of four years with 25% vested on February 15, 2017 and thereafter 1/16th of the total number of shares vesting quarterly.

(5)
The amounts set forth for Mr. Trimble represent the target and maximum payouts under his sales compensation plan described above. Actual amounts paid for the fiscal year performance are set forth in the 2016 Summary Compensation Table above and a description of the criteria used to determine these amounts is set forth above under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Variable Cash Incentives—Chief Revenue Officer Compensation Plan."

2016 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2016. Market value for stock awards (PSUs, MSUs and RSUs) is determined by multiplying the number of shares by the closing price of our common stock on the last trading day of the fiscal year ($13.04 on December 31, 2016).

			Option Awards				Stock Awards
Name	Grant Date		Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Tim Westergren	4/15/2016	(1)	—	—	—	—	—	—	250,000	3,260,000
	4/15/2016	(2)	—	—	—	—	250,000	3,260,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	47,260	616,270
	3/11/2015	(2)	—	—	—	—	43,313	564,802	—	—
	3/3/2014	(2)	—	—	—	—	2,469	32,196	—	—
	3/3/2014	(4)	9,693	4,407	37.88	3/3/2024	—	—	—	—
	4/22/2011	(4)	458,333	41,667	6.35	4/22/2021	—	—	—	—
	7/7/2009		2,639,491	—	0.16	7/8/2019	—	—	—	—
Total			3,107,517	46,074			295,782	3,856,998	297,260	3,876,270

Michael Herring	4/15/2016	(1)	—	—	—	—	—	—	225,000	2,934,000
	4/15/2016	(2)	—	—	—	—	225,000	2,934,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	71,354	930,456
	3/11/2015	(2)	—	—	—	—	64,688	843,532	—	—
	3/3/2014	(2)	—	—	—	—	2,219	28,936	—	—
	3/3/2014	(4)	8,800	4,000	37.88	3/3/2024	—	—	—	—
	2/1/2013	(5)	774,158	291,667	11.45	2/1/2023	—	—	—	—
Total			782,958	295,667			291,907	3,806,468	296,354	3,864,456

David Gerbitz	4/15/2016	(1)	—	—	—	—	—	—	175,000	2,282,000
	4/15/2016	(2)	—	—	—	—	175,000	2,282,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	59,307	773,363
	3/11/2015	(2)	—	—	—	—	54,000	704,160	—	—
	7/7/2014	(2)	—	—	—	—	15,313	199,682	—	—
	7/7/2014	(4)	39,270	25,730	27.83	7/7/2024	—	—	—	—
Total			39,270	25,730			244,313	3,185,842	234,307	3,055,363

Chris Phillips	4/15/2016	(1)	—	—	—	—	—	—	200,000	2,608,000
	4/15/2016	(2)	—	—	—	—	200,000	2,608,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	12,047	157,093
	3/11/2015	(2)	—	—	—	—	10,688	139,372	—	—
	10/30/2014	(2)	—	—	—	—	49,100	640,264	—	—
Total			—	—			259,788	3,387,636	212,047	2,765,093

John Trimble	4/15/2016	(1)	—	—	—	—	—	—	200,000	2,608,000
	4/15/2016	(2)	—	—	—	—	200,000	2,608,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	71,354	930,456
	3/11/2015	(2)	—	—	—	—	64,688	843,532	—	—
	3/3/2014	(2)	—	—	—	—	4,032	52,577	—	—
	3/3/2014	(4)	15,812	7,188	37.88	3/3/2024	—	—	—	—
	1/19/2012		166,667	—	13.26	1/19/2022	—	—	—	—
	7/7/2009		8,396	—	0.16	7/8/2019	—	—	—	—

Total			190,875	7,188			268,720	3,504,109	271,354	3,538,456

Brian McAndrews	3/26/2015	(3)	—	—	—	—	—	—	85,000	1,108,400
Total			—	—			—	—	85,000	1,108,400

Sara Clemens	4/15/2016	(1)	—	—	—	—	—	—	200,000	2,608,000
	4/15/2016	(2)	—	—	—	—	200,000	2,608,000	—	—
	3/11/2015	(3)	—	—	—	—	—	—	71,354	930,456
	3/11/2015	(2)	—	—	—	—	64,688	843,532	—	—
	2/24/2014	(6)	—	—	—	—	30,000	391,200	—	—
	2/24/2014	(4)	77,916	32,084	37.26	2/24/2024	—	—	—	—
Total			77,916	32,084			294,688	3,842,732	271,354	3,538,456
_____________________________________________

(1)
These 2016 Performance Awards, which consist of PSUs, vest based on Pandora’s stock price performance during a four-year performance period when the 90-day trailing average of Pandora’s stock price equals or exceeds $20 on a given vesting date. Twenty-five percent of the PSUs were eligible to vest on February 15, 2017, and vest thereafter in quarterly installments of 6.25% of the total number of shares granted. If the 90-day trailing average of Pandora’s common stock price does not equal or exceed $20 on a given vesting date, then the shares scheduled to vest as of such date will remain unvested until the next successive vesting date on which the $20 target has been met. Any shares that remain unearned at the final vesting date will be canceled. See "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Equity Grants in 2016—2016 Performance Awards" for additional information.

(2)	These RSUs vest quarterly at the rate of 1/16th of the total number of shares.

(3)
These MSUs are shown at their target amount and vest in three annual installments on February 15 of 2016, 2017 and 2018, subject to the award recipient's continued service. The number of MSUs that may be earned at each installment is based on our annual relative TSR compared to that of the Russell 2000 Index over a period beginning January 1 of the year of the MSU award and ending on December 31 of the year prior to the annual installment date, as described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—2015 Market Stock Units." On each of the first two annual installments, depending on actual performance, the award recipient has the ability to earn up to one-third of the total number of MSUs granted; on the third annual installment, the award recipient has the ability to earn up to 200% of the total MSUs granted less any MSUs earned over the first two annual installments.

(4)	These options vest monthly at the rate of 1/48th of the total number of shares.

(5)	These options vest monthly at the rate of 1/60th of the total number of shares.

(6)	These RSUs vest annually over a four-year period with 25% of the shares vesting on February 15th of each year.

2016 Options Exercised and Stock Vested

The following table shows information regarding options that were exercised by our named executive officers, or stock awards that became vested, during the year ended December 31, 2016. The value is based on the closing price of our common stock on the date of exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Numbers of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tim Westergren	685,950	7,904,545	39,402	369,446
Michael Herring	—	—	57,733	539,856
David Gerbitz	—	—	55,443	527,220
Chris Phillips	—	—	33,815	345,382
John Trimble	—	—	59,183	555,158
Brian McAndrews(1)	—	—	317,763	3,231,571
Sara Clemens	—	—	70,958	641,120
_____________________________________________

(1)
Includes the acceleration of 235,312 RSUs, resulting in a value realized on vesting of $2,571,960, as required by the terms of Mr. McAndrews' Severance and Release Agreement as described under "2016 Potential Payments on Termination and Change in Control—2016 and 2017 Severance Payments." The value of Mr. McAndrews' accelerated RSUs is based on $10.93, which was the closing price of our stock on March 24, 2016 (March 25, 2016 was a stock market holiday).

2016 Potential Payments on Termination and Change in Control

Our named executive officers are eligible to receive severance benefits under our executive severance and change in control policy, which provides benefits if their employment is terminated involuntarily or in connection with a change in control of our company, such as a change in the voting power of our company by more than 50% or a sale of substantially all of our assets.

In February 2017, the Committee adopted an amendment and restatement of our executive severance and change in control policy. Among other changes, the amended and restated policy provides for (i) the payment of a full-year target bonus (rather than a target bonus pro-rated to the termination date) to an eligible officer in the event the executive's employment terminates in connection with a change in control of the Company and (ii) the chief financial officer, in addition to the chief executive officer, to be eligible for severance in the event of a voluntary termination for "Good Reason" (as defined in the policy).

Our executive severance and change in control policy provides for the following severance benefits, subject to our receipt of an effective release of claims executed by the named executive officer:

•
Non-change in control severance. If the eligible officer is terminated without cause prior to a change in control, the officer is entitled to receive six months (or 12 months in the case of our chief executive officer) of salary, health benefits and accelerated vesting of equity awards, plus a prorated annual bonus for the year of termination (based on actual performance) and outplacement services.

•
Change in control severance. If, in connection with or otherwise within 12 months after a change in control, the officer is terminated without cause or resigns for good reason (such as reduction in salary or material relocation), the officer is entitled to receive 12 months (or 18 months in the case of our chief executive officer) of salary and health benefits, 100% accelerated vesting of equity awards and the opportunity to extend the exercise period of certain options for up to 12 months following termination, plus a full-year target bonus for the year of termination and outplacement services.

Estimated severance and change in control benefits. The table below provides an estimate of the value of the compensation and benefits due to each of our named executive officers in the events described below, assuming that the termination of employment and/or change in control was effective on December 31, 2016, under the arrangements described above. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination			Change in Control	Change in Control Followed by Involuntary Termination
Name	Cash(1) ($)	Equity(2)(3) ($)	Total	Equity ($)	Cash(1) ($)	Equity(2)(4)(5) ($)	Total
Tim Westergren	844,000	2,072,743	2,916,743	—	1,166,000	4,355,213	5,521,213
Michael Herring	468,800	1,414,711	1,883,511	—	749,000	4,601,564	5,350,564
David Gerbitz	362,000	1,009,778	1,371,778	—	591,500	3,461,246	4,052,746
Chris Phillips	418,600	1,092,191	1,510,791	—	669,000	3,443,577	4,112,577
John Trimble	355,400	1,112,547	1,467,947	—	614,000	3,835,455	4,449,455
_____________________________________________

(1)
The "cash" severance benefits include, where applicable, salary multiples paid as severance, health benefits assuming a cost of $2,000 per month, outplacement services assuming a value of $5,000, and a prorated or full-year annual bonus, each as described above.

(2)
The value of accelerated vesting of equity awards is based on $13.04, which was the closing price of our stock on December 31, 2016, less, in the case of stock options, the per share exercise price of the accelerated options (or, if the exercise price of an option is above $13.04, no value was assigned), and assumes that equity awards are not assumed or substituted by the successor company.

(3)
In the case of the 2016 Performance Awards, which consist of PSUs, assumes that the named executive remains eligible for vesting through the vesting dates that occur during the months equal to the number of months for which they are eligible for equity acceleration, as described above, but that no shares vested at such vesting dates because the performance conditions were not met. If the 90-day trailing average of Pandora’s stock price were to equal $20 on the last vesting date at which the named executives would have been eligible for vesting, which would cause the performance condition to be met, equity amounts would increase as a result of the vesting of the 2016 Performance Awards by $1,875,000 for Mr. Westergren, $1,406,240 for Mr. Herring, $1,093,740 for Mr. Gerbitz, $1,250,000 for Mr. Phillips and $1,250,000 for Mr. Trimble.

(4)
In the case of MSU awards, assumes that the current performance period is shortened to end immediately prior to the change in control, in this case on December 31, 2016. The number of MSUs earned is determined, effective immediately prior to such change in control, based on the TSR determined as of the end of such shortened performance period, and (i) a portion of such earned MSUs become vested upon the change in control in a prorated amount based on the percentage of the originally scheduled performance period that has elapsed as of the date of the change in control, (ii) the remaining portion of such earned MSUs become time-based RSUs that will become eligible for vesting on the applicable vesting date set forth in the award, but subject to accelerated vesting in connection with, or following, such change in control as specified under the 2011 Equity Incentive Plan and the Company's executive severance and change in control policy; and (iii) any portion of the MSUs that are not determined to be earned are forfeited.

(5)
In the case of PSU awards, assumes that the price per share in the hypothetical change in control transaction is equal to $13.04, which was the closing price of our stock on December 31, 2016. The number of PSUs earned is determined, effective immediately prior to such change in control, based on the change in control transaction price per share. If the price per share in the change in control transaction were to equal or exceed $20, then all unvested PSUs would convert to time-vested RSUs at the change in control, and the converted RSUs would accelerate in the case of a termination in connection with, or in the 12 months after, the change in control. Because the price per share in the hypothetical change in control transaction is less than $20, then, upon the change in control, unvested PSUs are canceled by the Company and forfeited and no value is assigned.

2016 and 2017 Severance Payments. On March 25, 2016, Mr. McAndrews stepped down as chief executive officer and president and resigned his position as a director and chairperson of the board. On December 16, 2016, Ms. Clemens resigned as chief operating officer and remained employed by the Company for a transition period that ended on February 1, 2017.

In connection with Mr. McAndrews' separation, we entered into a Severance and Release Agreement under which Mr. McAndrews received a lump sum severance payment equal to twelve months of salary, continuation of health benefits for twelve months, accelerated vesting of equity awards that would have vested during the twelve-month period following Mr. McAndrews' separation, continued eligibility for vesting with respect to the portion of the 2015 MSU award scheduled to vest based on performance through December 31, 2016 (none of which actually vested), a prorated annual bonus for the year ending December 31, 2016 based on actual performance, three months of outplacement services and reimbursement of attorneys' fees incurred in connection with the agreement, not to exceed $10,000. Consistent with the terms of Mr. McAndrews' Offer Letter dated September 11, 2013, the agreement also provided that, if a change in control had occurred within 60 days following the separation, Mr. McAndrews would have been eligible to receive an additional lump sum severance payment equal to six months of salary, the prorated annual bonus described above at an amount no less than the target, and accelerated vesting of all outstanding equity awards held by Mr. McAndrews prior to his separation.

In connection with Ms. Clemens' separation, we entered into a Severance and Release Agreement under which Ms. Clemens received a lump sum severance payment equal to eleven months of salary, continuation of health benefits for six months, accelerated vesting of RSU awards that would have vested through February 28, 2018, accelerated vesting of stock option awards and performance awards (PSUs) that would have vested during the six-month period following Ms. Clemens' separation, a full-year bonus for the year ending December 31, 2017 (based on actual performance) and three months of outplacement services. The agreement also provides that, if a change in control occurs prior to June 30, 2017, Ms. Clemens is eligible to receive an additional lump sum severance payment equal to one month of salary, accelerated vesting of all outstanding equity awards held by Ms. Clemens prior to her separation and continuation of health benefits for the six-month period following the change in control.

The table below provides a summary of the amounts payable to Mr. McAndrews and Ms. Clemens under their respective Severance and Release Agreements:

	Cash(1) ($)	CIP Bonus(2) ($)	Accelerated Equity(3) ($)	Total ($)
Brian McAndrews	631,292	117,370	2,571,960	3,320,622
Sara Clemens	377,197	240,000	2,157,194	2,774,391
_____________________________________________

(1)
The "cash" severance amounts include health benefits at an aggregate cost of $21,292 in the case of Mr. McAndrews and at an estimated cost of $922 per month in the case of Ms. Clemens, outplacement services for Ms. Clemens assuming a value of $5,000 and, in the case of Mr. McAndrews, reimbursement of attorneys' fees at a cost of $10,000.

(2)
Represents the actual bonus paid for the year ending December 31, 2016 in the case of Mr. McAndrews, and the full year target annual bonus for the year ending December 31, 2017 in the case of Ms. Clemens. The amount earned by Ms. Clemens will be based on actual performance not to exceed the target and will be paid no later than May 15, 2018.

(3)
The value of accelerated vesting of Mr. McAndrews' equity awards is based on $10.93, which was the closing price of our stock on March 24, 2016 (March 25, 2016 was a stock market holiday), less, in the case of stock options, the per share exercise price of the accelerated options (or, if the exercise price of an option is above $10.93, no value was assigned). With respect to the 2015 MSU grant, Mr. McAndrews remained eligible for vesting at the conclusion of the Two-Year Performance Period, which concluded on December 31, 2016. The MSUs vested at 0% of the one-third vesting opportunity for the period and, as a result, no value was assigned to the 2015 MSUs. The value of accelerated vesting of Ms. Clemens' equity awards is based on $13.00, which was the closing price of our stock on February 1, 2017, less, in the case of stock options, the per share exercise price of the accelerated options (or, if the exercise price of an option is above $13.00, no value was assigned). With respect to the 2016 Performance Award, Ms. Clemens remained eligible for vesting on February 15, 2017 and May 15, 2017, although no shares vested because the respective performance condition was not met and, accordingly, no value was assigned to the 2016 Performance Award.

Equity Compensation Plan Information

The following table summarizes information regarding our stock incentive plans as of December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	34,209,430	$5.74	10,409,095
Total	34,209,430	$5.74	10,409,095
_____________________________________________

(1)
Includes the 2014 Employee Stock Purchase Plan, 2011 Long-Term Incentive Plan (the "2011 Plan"), 2004 Stock Plan (the "2004 Plan") and 2000 Stock Incentive Plan (the "2000 Plan"). The 2011 Plan replaced the 2004 Plan, which had earlier replaced the 2000 Plan.

(2)	The calculation of the weighted average exercise price does not include 24,773,050 shares subject to restricted stock units that do not have an exercise price.

(3)
Each fiscal year (beginning with the fiscal year that commenced February 1, 2012 and ending with the fiscal year commencing January 1, 2021), the number of shares in the reserve under the 2011 Plan may be increased by the lesser of (x) 10,000,000 shares, (y) 4.0% of the outstanding shares of common stock on the last day of the prior fiscal year and (z) another amount determined by our board of directors.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the U.S. Securities and Exchange Commission, and is not to be incorporated by reference in any filing of Pandora under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

The audit committee of Pandora’s board of directors is composed of three independent outside directors. The audit committee has prepared the following report with respect to our audited consolidated financial statements for the year ended December 31, 2016:

•	The audit committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016.

•
The audit committee has discussed with Ernst & Young LLP ("EY"), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standard No. 1301 "Communication with Audit Committees" as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

•
The audit committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence and the audit committee has discussed the independence of EY with that firm.

•
Based on the reviews and discussions noted above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Audit committee of the board of directors:

Elizabeth A. Nelson, Chairperson
Roger Faxon
Mickie Rosen

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related person had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related person. In reviewing any such proposal, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

Investor Rights Agreement

We are party to an investor rights agreement which provides that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO THE
PANDORA MEDIA, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

Recommendation of the Board of Directors

The board of directors recommends that you vote "FOR" the approval of an amendment (the "ESPP Amendment") to the 2014 Employee Stock Purchase Plan (the "ESPP") to increase the available shares under the ESPP by 6,000,000.

History and Reason for Proposing the ESPP Amendment
The ESPP was originally approved by our board of directors in December 2013 and our stockholders at the 2014 annual meeting of stockholders. When approved by our stockholders, Pandora was permitted to offer up to 4,000,000 shares of Pandora’s common stock under the ESPP. As of June 5, 2017, approximately 1,516,662 shares of Pandora’s common stock remain available under the ESPP. At current participation levels, we estimate that, in the absence of an amendment to increase the number of shares of common stock that may be offered under the ESPP, all such shares would be exhausted by August 2018. If the ESPP Amendment is approved, the number of shares available under the ESPP in the future will be increased by 6,000,000 shares to 7,516,662 shares of Pandora’s common stock. We believe that this increase in the number of shares available under the ESPP will enable eligible persons to participate under the ESPP until approximately 2020 based on current participation levels and the current price of Pandora’s common stock.
The purpose of the ESPP is to provide employees with an opportunity to purchase shares at a discount by means of payroll deductions, thereby allowing such persons the opportunity to acquire an equity interest in Pandora in a convenient manner and enhancing their sense of participation in the affairs of Pandora.
We believe that the ESPP is an important tool to attract and retain employees and promotes broad-based interest by employees in our growth and success through their equity participation.
Summary of the ESPP
The following is a summary of the material provisions of the ESPP. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended ESPP, which is attached as Appendix A to this proxy statement.
Administration.    The ESPP will be administered by the board of directors or by a committee of the board of directors designated to administer the plan. The board of directors has designated the compensation committee to administer the plan. The compensation committee has full power to interpret and make all policy decisions relating to the ESPP and to adopt rules, guidelines and forms to implement the ESPP. The compensation committee’s decisions are final and binding upon all participants. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.
Shares Authorized. As originally approved by our stockholders in 2014, the ESPP permitted Pandora to offer up to 4,000,000 shares of Pandora’s common stock, subject to adjustment by the compensation committee upon certain changes in capitalization as provided in the ESPP. As noted above, 2,483,338 shares have already been sold to employees under the ESPP and approximately 1,516,662 shares remain available as of June 5, 2017, and it is anticipated that all available shares under the ESPP will be awarded by August 2018. If stockholders approve the ESPP Amendment, a total of 7,516,662 shares of Pandora’s common stock would be available in the future under the ESPP, subject to adjustment by the compensation committee upon certain changes in capitalization as provided in the ESPP. This represents an increase of 6,000,000 shares over the number of shares that would have been available in the absence of the ESPP Amendment.
Eligibility.    All employees of Pandora and its designated subsidiaries may participate in the ESPP; however, no employee will be granted purchase rights intended to qualify under Section 423 of the Internal Revenue Code if, immediately after the grant of a right to purchase stock under the ESPP, that employee would own 5% of either the voting power or the value of Pandora’s common stock. Also, employees of Pandora or any designated subsidiary who are citizens or residents of a non-U.S. jurisdiction will be prohibited from participating in the ESPP if participation in the ESPP would be prohibited by the law of any country that has jurisdiction over the employee or if complying with the laws of the applicable jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Internal Revenue Code. In its discretion and prior to the commencement of an offering, the compensation committee may determine that eligible employees who customarily work 20 hours or less per week or not more than five months in any calendar year (or, in each case, such lesser period of time as may be determined by the compensation committee in its discretion) or who are part of an excludable category described in Section 423 of the Internal Revenue Code will not be included in the ESPP or an offering period. As of June 5, 2017, we estimate that approximately 1,997 employees are currently eligible to participate in the ESPP.

Participation.    An employee may participate in the ESPP for an offering period if such employee was eligible on the day immediately preceding the first day of an offering period and enrolls in the ESPP in accordance with the procedures established by Pandora. The ESPP allows eligible employees to authorize payroll deductions of at least 1% and no more than 15% of the employee’s eligible compensation (which generally consists of base gross earnings) to be applied toward the purchase of shares. In accordance with procedures specified by us, from time to time, a participant may change his or her payroll deduction percentage, with such change being effective for the next purchase period, provided that once during a purchase period a participant may decrease his or her payroll deduction percentage. No participant may accrue rights to purchase shares exceeding $25,000 in fair market value (determined as of the first day of the offering period during which such rights are granted) for each calendar year in which such rights are outstanding at any time, subject to compliance with Section 423 of the Internal Revenue Code. In addition, a participant may not purchase more than 15,000 shares per purchase period (or such other amount as determined by the compensation committee prior to the start of the applicable purchase period). A participant may withdraw from the ESPP in accordance with procedures specified by Pandora from time to time and, as soon as practicable after such withdrawal, payroll deductions shall cease and the payroll deductions credited to the participant's account will be returned without interest to such participant.
Purchases.    The ESPP provides for offering periods and purchase periods of 6 months duration, each starting on February 16 and August 16 of each year, with purchases being made on the last business day of the purchase period. The compensation committee may make a particular offering period and/or purchase period longer or shorter, provided that the change is announced before the beginning of the period to be affected, and provided further that no offering period or purchase period may be longer than 27 months. At the end of each purchase period, also referred to as the purchase date, a participant's accumulated payroll deductions are used to purchase shares. The number of shares of common stock a participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by 85% of the fair market value of common stock on (1) the first business day of the offering period or (2) the last business day of the purchase period, whichever is less. If such number results in a fractional share, the compensation committee shall have discretion to determine whether any such fractional shares are rounded down to the next lower whole share or credited as a fractional share. Fair market value will be equal to the closing price of Pandora stock on the New York Stock Exchange on the date in question. The closing price of Pandora’s common stock as reported on The New York Stock Exchange on June 21, 2017 was $7.51 per share.
Transferability. A participant’s rights under the ESPP are not transferable by the participant except by beneficiary designation or the laws of descent and distribution.
Termination of Employment.    If a participant's employment terminates for any reason, the participant's election is deemed cancelled and the payroll deductions credited to the participant's account will be returned without interest to him or, in the case of such participant’s death, to the participant’s designated beneficiary.
Change in Capitalization and Corporate Reorganization.    In the event of a stock split or other similar event that affects the number of shares of common stock outstanding, the compensation committee may make proportionate adjustments to the number of shares of stock subject to the ESPP, the limit on the number of shares a participant can purchase, and the price per share of common stock. In the event of certain corporate reorganizations of Pandora as provided in the ESPP, unless the ESPP is continued by Pandora or assumed by the surviving entity or its parent, any offering period and purchase period that is in effect will terminate and participants will have the right to purchase shares prior to such termination on a date determined by the compensation committee.
Amendment and Termination.    The board of directors or the compensation committee may terminate or amend the ESPP at any time, subject to stockholder approval of any amendment to increase the number of shares to be issued under the ESPP other than for antidilution adjustments. No amendment can be made that would decrease the purchase price to lower than 85% of the fair market value of common stock on (1) the first business day of the offering period or (2) the last business day of the purchase period.
Material U.S. Federal Income Tax Consequences
The following is a brief summary of the effect of certain U.S. federal income taxation consequences upon the participant and Pandora with respect to the shares purchased under the ESPP, based upon laws in effect on the date hereof. The summary does not purport to be complete and does not discuss a number of considerations that may apply in light of the circumstances of a particular participant, such as the tax consequences of a participant's death or the income tax laws of any state, locality or non-U.S. country in which the participant may reside.
In the U.S., the ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under Section 423 of the Internal Revenue Code, an eligible employee who elects to participate in the ESPP will not recognize any taxable income at the time shares of Pandora’s common stock are purchased for the participant under the ESPP. Upon a sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the amount of time that the participant held such shares.

If a participant sells or otherwise disposes of the common stock purchased under the ESPP within two years after the first day of the offering period or one year after the purchase date if later, the participant will recognize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the stock on the purchase date over the purchase price. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant, and the participant will recognize capital gain or loss equal to the difference between the price at which the shares are later sold (or otherwise disposed of) and the cost basis for the shares, as so increased. We are not entitled to any deduction with respect to the amount recognized by such participant as capital gain.
If a participant does not sell or otherwise dispose of the common stock purchased under the ESPP until after the holding period described above, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) 15% of the fair market value of the shares on the first day of the offering period. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the shares are sold or otherwise disposed of at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. We are not entitled to any deduction with respect to a disposition of shares occurring under these circumstances.
The foregoing general tax description is intended for the information of our stockholders considering how to vote with respect to this Proposal No. 2, and not as tax guidance to participants in the ESPP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences to them of participating in the ESPP.
New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee's voluntary election to participate and not withdraw from the ESPP, the amount of contributions elected by each employee, and on the fair market value of Pandora’s common stock at various future dates, the actual number of shares that may be purchased by any individual (or any group of individuals) is not determinable.
Required Vote
Approval of the ESPP Amendment requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Recommendation of the Board of Directors

The board of directors recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The audit committee of the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2017. Ernst & Young LLP has audited our consolidated financial statements since April 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions. Services provided to us by Ernst & Young LLP are described under "Fees Paid to Ernst & Young LLP" below.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The board of directors, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee and the board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Pandora and its stockholders.

Fees Paid to Ernst & Young LLP

The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2016 and December 31, 2015 for professional services were as follows:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees(1)	$2,485,224	$2,979,247
Audit-Related Fees(2)	40,925	257,030
Tax Fees(3)	678,230	459,638
All Other Fees(4)	1,995	1,995
Total	3,206,374	3,697,910

_____________________________________________

(1)
Audit fees include (i) fees associated with the audits of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) reviews of our interim quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, (iii) services rendered in 2015 in connection with our issuance of convertible senior notes, (iv) audit services provided in connection with other statutory or regulatory filings and (iv) consents and other items related to Securities and Exchange Commission matters.

(2)
Audit-related fees include assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees", including services rendered in 2015 in connection with acquisition due diligence services and services rendered in 2016 in connection with the adoption of new accounting pronouncements.

(3)	Tax fees include tax compliance and tax advisory services.

(4)	All other fees include subscription fees paid for access to the firm’s accounting and financial reporting research tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

As required by the audit committee charter, the audit committee pre-approves the engagement of Ernst & Young LLP for all audit and permissible non-audit services. The audit committee annually reviews the audit and permissible non-audit services performed by Ernst & Young LLP and reviews and approves the fees charged by Ernst & Young LLP. The audit committee has considered the role of Ernst &Young LLP in providing tax and audit services and other permissible non-audit services to Pandora and has concluded that the provision of such services was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing functions. All of the services described under Audit-Related Fees, Tax Fees and All Other Fees in the table above were pre-approved by the audit committee.

Required Vote

The ratification of the selection of Ernst & Young LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION OF BOARD OF DIRECTORS

Recommendation of the Board of Directors

The board of directors recommends that you vote "FOR" the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the board of directors.

The board of directors has adopted, and recommends that the Company’s stockholders approve, an amendment to Article VI of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) to:

•	eliminate the classified board structure such that each director would be elected to a one-year term beginning at the 2018 Annual Meeting of Stockholders ("2018 Annual Meeting"); and

•	provide that once the board of directors ceases to be classified as of the 2018 Annual Meeting, directors may, consistent with Delaware law, be removed with or without cause.

A copy of Article VI of the Certificate that shows the changes that would be implemented upon stockholder approval of this Proposal 4 is attached as Appendix B to this Proxy Statement (the “Proposed Declassification Amendment”). An explanation of the Proposed Declassification Amendment is included below. Other than as described herein, the approval of the Proposed Declassification Amendment will not have any effect on your rights as a stockholder.

In connection with the Proposed Declassification Amendment, each of our directors has executed a conditional resignation, which we refer to as the “Conditional Resignation”, subject to approval and effectiveness of Proposal 4. Directors signed such Conditional Resignations so that the annual election of all directors will become effective beginning at the 2018 Annual Meeting, even if the term of such director's respective class does not expire at such meeting.

In the event the stockholders approve Proposal 4 and the Proposed Declassification Amendment becomes effective, the Conditional Resignations of all directors will become effective immediately before their successors, who will be elected at the 2018 Annual Meeting, take office as directors. For purposes of the Conditional Resignations, successor directors will include any incumbent directors standing for re-election.

Background

Article VI of our Certificate currently requires that our board of directors be divided into three classes, with directors elected to staggered three-year terms. Under the current version of Article VI, one class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of the stockholders.

Summary of Proposed Declassification Amendment

Declassification of the Board of Directors

If the Proposed Declassification Amendment is approved by our stockholders, Article VI of the Certificate would provide that all directors be elected for one-year terms beginning at the 2018 Annual Meeting.

Removal of Directors Without Cause

Delaware corporate law provides that members of a board that is classified may, unless the certificate of incorporation provides otherwise, be removed only for cause. At present, because the board of directors is classified, the Certificate provides that our directors are removable only for cause. If the Proposed Declassification Amendment is approved by our stockholders, Article VI of the Certificate would be amended to provide that, effective as of the time the board of directors becomes declassified as of the 2018 Annual Meeting, directors may be removed with or without cause.

Required Vote

The Proposed Declassification Amendment requires the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding securities of the Company entitled to vote thereon. If approved, the Proposed Declassification Amendment would become effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would do promptly after the 2017 Annual Meeting of Stockholders. In the event the stockholders do not approve this Proposal 4, the Certificate will remain unchanged, the Conditional Resignations shall not take effect, the classified board of directors of the Company will remain in place and directors will continue to be removed only for cause.

AVAILABILITY OF ANNUAL REPORT

Our Annual Report is being made available with this proxy statement.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC, exclusive of exhibits, may be obtained for free by directing written requests to Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Investor Relations or by calling (510) 842-6960. You may also obtain our Annual Report on Form 10-K on the SEC’s website (https://www.sec.gov) or our Annual Report, including our Annual Report on Form 10-K on our Investor Relations website (http://investor.pandora.com) in the "Annual Reports and Proxies" section.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matters that are expected to come before the Annual Meeting other than those referenced in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Proposals of stockholders that are intended to be included in our proxy statement for our 2018 Annual Meeting must be received by our Corporate Secretary no later than February 28, 2018 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Stockholders intending to present a proposal at the 2018 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to our Corporate Secretary at our principal executive offices not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders (as long as the date of the Annual Meeting is not advanced more than 30 days or delayed more than 70 days after the anniversary date). Therefore, our Corporate Secretary must receive notice of such proposal for the 2018 Annual Meeting no later than the close of business on May 9, 2018 and not earlier than the close of business on April 9, 2018. If the notice is received after May 9, 2018 or before April 9, 2018 it will be considered untimely and we will not be required to present it at the 2018 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Bené
General Counsel and Corporate Secretary
June 27, 2017

Appendix A

PANDORA MEDIA, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated as of , 2017)

    Section 1.    Purpose of the Plan.

The purpose of this Pandora Media, Inc. 2014 Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees (as defined below) with an opportunity to acquire an equity interest in Pandora Media, Inc. (the "Company") by purchasing shares of the Company's common stock (the "Stock") in a convenient manner. This Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2.    Administration of the Plan.

(a)Committee Composition.    The Plan shall be administered by the Board of Directors (the "Board") or by a committee of the Board designated to administer this Plan (the "Committee"). Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the "Committee" hereunder. To the extent permitted by law, the Committee may delegate responsibilities for day-to-day administration of the Plan to one or more officers of the Company.

(b)Committee Responsibilities.

(i)The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(ii)The Committee may determine the Participating Companies hereunder from time to time. A "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company. A "Subsidiary" means a "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.
Section 3.    Enrollment and Participation.

(a)Offering Periods.    An "Offering Period" means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to this Section 3(a). Unless and until otherwise determined by the Committee, two Offering Periods shall commence in each calendar year on each February 16 and August 16, and each Offering Period shall consist of one Purchase Period. The Committee may change the duration of Offering Periods if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided that no Offering Period may be longer than 27 months. An "Offering Date" means the first day of each Offering Period.

(b)Purchase Periods.    A "Purchase Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to this Section 3(b). Unless and until otherwise determined by the Committee, the Purchase Periods shall consist of the six-month periods commencing on each February 16 and August 16 and ending on August 15 and February 15, respectively. The Committee may change the duration and timing of Purchase Periods at any time if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected; provided that no Purchase Period may be longer than 27 months. A "Purchase Date" means the last day of each Purchase Period (or, if such day is not a trading day, the trading day immediately preceding such day).

(c)Eligibility and Enrollment.

(i)An "Eligible Employee" means any employee of a Participating Company; provided that the Committee, in its discretion, from time to time (i) may determine that Eligible Employees who customarily work twenty (20) hours or less per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion) shall not be included in the Plan or an Offering Period and (ii) may exclude employees that fall into an excludable category as described in Section 423 of the Code and the regulations thereunder. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code.

(ii)Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a participant in the Plan for such Offering Period by, prior to the commencement of such Offering Period, following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. An Eligible Employee who so elects to participate in the Plan is referred to herein as a "Participant". The Company shall establish an account on its books for each such Participant (a "Plan Account").

(d)Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 5(a).

Section 4.    Participant Contributions.

(a)Frequency of Payroll Deductions.    A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b)Amount of Payroll Deductions.    As part of the enrollment procedures described in Section 3(c) above, an Eligible Employee shall designate the portion of his or her Compensation (as defined below) that he or she elects to have withheld on each payday during the applicable Purchase Period for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%. For purposes of this Plan, "Compensation" means all base straight-time gross earnings, exclusive of commissions, payments for incentive compensation, bonuses, overtime, shift premium and other similar compensation, unless otherwise determined by the Committee on a uniform and nondiscriminatory basis; provided that the Committee shall have the discretion to determine the application of this definition to Participants outside the United States.

(c)Changing Withholding Rate.    If a Participant wishes to increase or decrease the rate of payroll withholding to be effective for the next Purchase Period, he or she may do so, subject to the limits set forth in clause (b) above, by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. If a Participant wishes to decrease the rate of payroll withholding to be effective during an ongoing Purchase Period, he or she may do one (1) time during a Purchase Period by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time; provided that such decreased withholding rate shall be subject to the limits set forth in clause (b) above except that the decreased withholding rate may be 0%.

Section 5.    Withdrawal from the Plan.

(a)Withdrawal.    A Participant may elect to withdraw from the Plan by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b)Re-enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of the next Offering Period.

Section 6.    Change in Employment Status.

(a)Termination of Employment.    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer of employment from one Participating Company to another Participating Company shall not be treated as a termination of employment.

(b)Leave of Absence.    For purposes of the Plan, and to the extent consistent with Section 423 of the Code, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence approved by the Participating Company so long as the leave does not exceed three months or, if longer than three months, the individual's right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

(c)Death.    In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if, before the Participant's death, it was filed with the Company in accordance with the Company's procedures.

        Section 7.    Plan Accounts and Purchase of Shares.

(a)Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)Purchase Price.    The "Purchase Price" means the price at which Participants may purchase a share of Stock under the Plan, which shall be the lower of:

(i)85% of the Fair Market Value of a share of Stock on the Purchase Date; or

(ii)85% of the Fair Market Value of a share of Stock on the Offering Date (of, if the Offering Date is not a trading day, on the first trading day following the Offering Date);

provided that the "Fair Market Value" shall be equal to the closing price of the Stock on the stock exchange on the date in question or, if the foregoing provision is not applicable, then as determined by the Committee in good faith on such basis as it deems appropriate.

(c)Number of Shares Purchased.    As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Plan, unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). Subject to the limits set forth in Section 8 below, the amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds in the Participant's Plan Account. The Committee may determine with respect to all Participants that any fractional share, as calculated under this subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Purchase Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)Delivery of Shares.    By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for a Plan share account for each Participant to be established by the Company or by an outside entity selected by the Company which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares purchased hereunder to the Participant's brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares issued in connection with any purchase under the Plan, and instead such shares shall be recorded in the books of the brokerage firm selected by the Company or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

(f)Unused Cash Balances.    Following the end of any Purchase Period, any amount remaining in the Participant's Plan Account shall, at the discretion of the Committee, either be refunded to the Participant in cash, without interest, or be retained in the Participant's Plan Account for the next Purchase Period but only to the extent representing the unused Purchase Price for fractional shares.

(g)Stockholder Approval.    Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

Section 8.    Limitations on Stock Purchases Under the Plan.

(a)Share Limit.    With respect to any Purchase Period, no Participant shall purchase more than 15,000 shares of Stock (or such other number of shares of Stock as may be determined by the Committee prior to the start of any Purchase Period) nor more than the amounts of Stock set forth in Sections 8(c) and 13(a).

(b)Dollar Limit.    No Participant shall be granted a purchase right under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans under Section 423 of the Code of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the purchase right is granted) for each calendar year in which such purchase right is outstanding at any time, as determined under Section 423 of the Code and the applicable rules and regulations thereunder. If a Participant is precluded by this subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Purchase Period ending in the next calendar year (if he or she then is an Eligible Employee).

(c)Limit on Five Percent Holders.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock and/or hold outstanding purchase rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, determined pursuant to Section 423 of the Code.

Section 9.    Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

Section 10.    No Rights as an Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way any rights of the Participating Companies or of the Participant to terminate his or her employment at any time and for any reason, with or without cause.

Section 11.    No Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date and issued to the Participant.

Section 12.    Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

Section 13.    Stock Offered under the Plan.

(a)Authorized Shares.    The aggregate number of shares of Stock available for purchase under the Plan shall be 10,000,000, subject to adjustment pursuant to Section 13(b).

(b)Antidilution Adjustments.    The aggregate number of shares of Stock offered under the Plan, the share limitation described in Section 8(a) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

(c)	Reorganizations.

(i)	"Corporate Reorganization" means:

(A)The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(B)The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

(ii)Any other provision of the Plan notwithstanding, prior to the effective time of a Corporate Reorganization, any Offering Period and Purchase Period then in progress shall terminate and shares shall be purchased pursuant to Section 7 on a date prior to such effective time as determined by the Committee in its sole discretion, unless the Plan is continued by the Company or assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 14.    Amendment or Discontinuance.

The Board or the Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company, and no amendment shall be made which shall allow a Purchase Price for offerings under the Plan to be less than the lower of (i) 85% of the Fair Market Value on the Offering Date or (ii) 85% of the Fair Market Value on the Purchase Date. The Committee may adopt and amend stock purchase sub-plans with respect to employees of non-U.S. Subsidiaries with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. All such sub-plans shall be subject to the limitations on the amount of Stock that may be issued under the Plan and, except to the extent otherwise provided in such sub-plans, shall be subject to all of the provisions set forth herein but shall be considered separate offerings under the Plan.

Appendix B
ARTICLE VI OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF PANDORA MEDIA, INC.

(Deletions marked with strikethrough and additions marked with underlining)
ARTICLE VI
BOARD OF DIRECTORS
(A) Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
(B) Number of Directors. The number of directors which shall constitute the Board of Directors shall initially be eight (8) and, thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the affirmative vote of a majority of the Board of Directors.
(C) Election of Directors.
1. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the annual meeting held in 2012, directors initially designated as Class II directors shall serve for a term ending on the date of the annual meeting held in 2013, and directors initially designated as Class III directors shall serve for a term ending on the date of the annual meeting held in 2014.~~ At each annual meeting of stockholders beginning in 2018, directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders~~. Notwithstanding the foregoing,~~ and until ~~each director shall hold office until~~ such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, ~~the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.~~ any director or directors elected to fill a vacancy resulting from an increase in the size of the Board of Directors shall hold office until the next succeeding annual meeting of stockholders, ~~In~~ but in no event will a decrease in the number of directors shorten the term of any incumbent director.
~~2. The names of the persons who are to serve initially as directors of each Class are:~~

~~Name~~
~~Class I~~	~~Robert Kavner David Sze~~

~~Class II~~	~~James M. P. Feuille Peter Gotcher Barry McCarthy~~

~~Class III~~	~~Peter Chernin Joseph Kennedy Tim Westergren~~

2. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(D) Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise provided by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each

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director so elected shall hold office ~~for a term that shall coincide with the term of the Class to which such director shall have been elected~~ until the next succeeding annual meeting of stockholders or, in the case of a vacancy created by the departure from the Board of Directors of a director, for the remainder of such departed director’s term.

(E) Removal. Prior to and until the time at which the Board of Directors ceases to be classified at the 2018 annual meeting of stockholders pursuant to Article VI, Section C(1), of this Amended and Restated Certificate of Incorporation, no director shall be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. From and after the time at which the Board of Directors ceases to be classified at the 2018 annual meeting of stockholders pursuant to Article VI, Section C(1), any director may be removed with or without cause, provided that a director may be removed only by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(F) Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto, and such directors so elected shall not be subject to the provisions of this Article VI unless otherwise provided therein.

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PANDORA MEDIA, INC. 2101 WEBSTER STREET SUITE 1650 OAKLAND, CA 94612
VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PANDORA MEDIA, INC.	For	Withhold
The Board of Directors recommends you vote FOR the following Class III director:
	☐	☐
1. Election of Directors
Nominee:
1a. Jason Hirschhorn
The Board of Directors recommends you vote FOR proposals 2, 3, and 4:
			For	Against	Abstain
2. To approve an amendment to the 2014 Employee Stock Purchase Plan to increase the maximum number of shares available thereunder by 6,000,000 shares.			☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2017.			☐	☐	☐
4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the classification of the board of directors.			☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

PANDORA MEDIA, INC. Annual Meeting of Stockholders August 7, 2017 at 9:00 AM PT This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Naveen Chopra and Stephen Bené and, each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PANDORA MEDIA, INC., registered in the name of the undersigned, as of June 21, 2017, at the Annual Meeting of Stockholders of PANDORA MEDIA, INC. to be held August 7, 2017 at 9:00 AM PT at Cathedral of Christ the Light Event Center, Conference Room AB, 2121 Harrison St., Oakland, CA 94612 and any and all adjournments or postponements of that meeting. Receipt of the Notice of 2017 Annual Meeting and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR the election of the director nominee (Proposal 1) and FOR Proposals 2, 3 and 4). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side